                                                                    EXHIBIT 99.4

                                                                  EXECUTION COPY


________________________________________________________________________________
================================================================================

                           364 DAY CREDIT AGREEMENT


                         DATED AS OF OCTOBER 5, 1995



                                    among



                              KMART CORPORATION,



                        BANK OF AMERICA NATIONAL TRUST
                           AND SAVINGS ASSOCIATION,
                           As Documentation Agent,

                                     and

                 THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

________________________________________________________________________________
================================================================================

                                 $700,000,000

                              TABLE OF CONTENTS


                                                                          Page
                                                                          -----
                                  ARTICLE I

                                 DEFINITIONS

1.01   Defined Terms......................................................    1
1.02   Other Definitional Provisions......................................   13
       (a)  Defined Terms.................................................   13
       (b)  The Agreement.................................................   13
       (c)  Certain Common Terms..........................................   13
       (d)  Performance; Time.............................................   13
       (e)  Contracts.....................................................   14
       (f)  Laws..........................................................   14
       (g)  Captions......................................................   14
1.03   Accounting Principles..............................................   14


                                  ARTICLE II

                                 THE CREDITS

2.01   Amounts and Terms of Commitments...................................   14
2.02   Loan Accounts; Notes...............................................   15
2.03   Procedure for Borrowings...........................................   15
2.04   Conversion and Continuation Elections for Borrowings...............   16
2.05   Voluntary Termination or Reduction of Commitments..................   18
2.06   Optional Prepayments of Loans......................................   19
2.07   Repayment..........................................................   19
2.08   Interest...........................................................   19
2.09   Fees...............................................................   20
       (a)  Facility Fee..................................................   20
       (b)  Syndication Fees..............................................   20
       (c)  Transaction Fees..............................................   20
       (d)  Closing Fee...................................................   20
2.10   Computation of Fees and Interest...................................   20
2.11   Payments by the Company............................................   21
2.12   Payments by the Banks to the Documentation Agent...................   22
2.13   Sharing of Payments, Etc...........................................   23
2.14   Extensions of the Commitments......................................   24


                                 ARTICLE III

                    TAXES, YIELD PROTECTION AND ILLEGALITY

3.01   Taxes..............................................................   25
3.02   Inability to Determine Rates.......................................   28
3.03   Increased Costs; Capital Adequacy..................................   28
3.04   Illegality.........................................................   30
3.05   Funding Losses.....................................................   30
3.06   Survival...........................................................   31

                                  ARTICLE IV

                             CONDITIONS PRECEDENT

4.01    Conditions to Occurrence of the Closing Date and
        Effectiveness of this Agreement . . . . . . . . . . . . .       31
        (a)  Credit Agreement   . . . . . . . . . . . . . . . . .       31
        (b)  By-laws; Resolutions; Incumbency . . . . . . . . . .       31
        (c)  Articles of Incorporation  . . . . . . . . . . . . .       31
        (d)  Legal Opinions . . . . . . . . . . . . . . . . . . .       32
        (e)  Payment of Transaction Fees and Expenses . . . . . .       32
        (f)  Certificate  . . . . . . . . . . . . . . . . . . . .       32
        (g)  Financial Statements . . . . . . . . . . . . . . . .       32
        (h)  Seasonal Credit Facility . . . . . . . . . . . . . .       32
        (i)  Other Documents  . . . . . . . . . . . . . . . . . .       33
4.02    Conditions to All Borrowings  . . . . . . . . . . . . . .       33
        (a)  Notice of Borrowing  . . . . . . . . . . . . . . . .       33
        (b)  Continuation of Representations and Warranties . . .       33
        (c)  No Existing Default  . . . . . . . . . . . . . . . .       33

                                  ARTICLE V


                        REPRESENTATIONS AND WARRANTIES


5.01    Organization and Good Standing  . . . . . . . . . . . . .       33
5.02    Authorization; No Contravention . . . . . . . . . . . . .       33
5.03    Consents and Approvals  . . . . . . . . . . . . . . . . .       34
5.04    Binding Effect  . . . . . . . . . . . . . . . . . . . . .       34
5.05    Litigation  . . . . . . . . . . . . . . . . . . . . . . .       34
5.06    Financial Statements  . . . . . . . . . . . . . . . . . .       34
5.07    Use of Proceeds; Margin Regulations . . . . . . . . . . .       34
5.08    No Default  . . . . . . . . . . . . . . . . . . . . . . .       35
5.09    Taxes . . . . . . . . . . . . . . . . . . . . . . . . . .       35
5.10    Insurance . . . . . . . . . . . . . . . . . . . . . . . .       35
5.11    Compliance With Laws  . . . . . . . . . . . . . . . . . .       35

                                  ARTICLE VI

                            AFFIRMATIVE COVENANTS

6.01    Payment of Taxes  . . . . . . . . . . . . . . . . . . . .       35
6.02    Insurance . . . . . . . . . . . . . . . . . . . . . . . .       36
6.03    Preservation of Corporate Existence, Etc. . . . . . . . .       36
6.04    Maintenance of Property . . . . . . . . . . . . . . . . .       36
6.05    Compliance with Laws  . . . . . . . . . . . . . . . . . .       36
6.06    Books and Records; Other Information  . . . . . . . . . .       36
6.07    Financial Information . . . . . . . . . . . . . . . . . .       36
6.08    Notices . . . . . . . . . . . . . . . . . . . . . . . . .       37

                                 ARTICLE VII

                              NEGATIVE COVENANTS

 7.01  Consolidations and Mergers . . . . . . . . . . . . . . . . . . . .  38
 7.02  Disposition of Assets  . . . . . . . . . . . . . . . . . . . . . .  38
 7.03  Limitation on Liens  . . . . . . . . . . . . . . . . . . . . . . .  39
 7.04  EBITDAR Coverage Ratio . . . . . . . . . . . . . . . . . . . . . .  40
 7.05  Consolidated Net Worth . . . . . . . . . . . . . . . . . . . . . .  40

                                 ARTICLE VIII


                              EVENTS OF DEFAULT


 8.01  Event of Default . . . . . . . . . . . . . . . . . . . . . . . . .  40
        (a)  Non-Payment of Principal . . . . . . . . . . . . . . . . . .  40
        (b)  Non-Payment of Interest or Fees  . . . . . . . . . . . . . .  40
        (c)  Specific Defaults  . . . . . . . . . . . . . . . . . . . . .  41
        (d)  Other Defaults . . . . . . . . . . . . . . . . . . . . . . .  41
        (e)  Representation or Warranty . . . . . . . . . . . . . . . . .  41
        (f)  Cross Default; Cross-Acceleration  . . . . . . . . . . . . .  41
        (g)  ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
        (h)  Monetary Judgments . . . . . . . . . . . . . . . . . . . . .  42
        (i)  Insolvency; Voluntary Proceedings  . . . . . . . . . . . . .  42
        (j)  Involuntary Proceedings  . . . . . . . . . . . . . . . . . .  42
 8.02  Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
 8.03  Rights Not Exclusive . . . . . . . . . . . . . . . . . . . . . . .  43

                                  ARTICLE IX

                           THE DOCUMENTATION AGENT

 9.01  Authorization; "Documentation Agent" . . . . . . . . . . . . . . .  43
 9.02  Delegation of Duties . . . . . . . . . . . . . . . . . . . . . . .  43
 9.03  Liability of Agent-Related Persons . . . . . . . . . . . . . . . .  44
 9.04  Reliance by Documentation Agent  . . . . . . . . . . . . . . . . .  44
 9.05  Notice of Default  . . . . . . . . . . . . . . . . . . . . . . . .  45
 9.06  Credit Decision  . . . . . . . . . . . . . . . . . . . . . . . . .  45
 9.07  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . .  46
 9.08  Documentation Agent in Individual Capacity . . . . . . . . . . . .  46
 9.09  Successor Documentation Agent  . . . . . . . . . . . . . . . . . .  47
 9.10  Withholding Tax  . . . . . . . . . . . . . . . . . . . . . . . . .  47

                                  ARTICLE X

                                MISCELLANEOUS

10.01  Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . .  49
10.02  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50


10.03   No Waiver . . . . . . . . . . . . . . . . . . . . . . . .       51
10.04   Costs and Expenses  . . . . . . . . . . . . . . . . . . .       51
10.05   Indemnity . . . . . . . . . . . . . . . . . . . . . . . .       51
10.06   Marshalling; Payments Set Aside . . . . . . . . . . . . .       52
10.07   Successors and Assigns  . . . . . . . . . . . . . . . . .       52
10.08   Assignments, Participations, Etc.   . . . . . . . . . . .       52
10.09   Set-off . . . . . . . . . . . . . . . . . . . . . . . . .       55
10.10   Notification of Addresses, Lending Offices, Etc.  . . . .       55
10.11   Counterparts  . . . . . . . . . . . . . . . . . . . . . .       56
10.12   Severability  . . . . . . . . . . . . . . . . . . . . . .       56
10.13   No Third Parties Benefited  . . . . . . . . . . . . . . .       56
10.14   Governing Law and Jurisdiction  . . . . . . . . . . . . .       56
10.15   Waiver of Jury Trial  . . . . . . . . . . . . . . . . . .       57
10.16   Entire Agreement  . . . . . . . . . . . . . . . . . . . .       57


SCHEDULES

Schedule 2.01   Commitments; Lending Offices
Schedule 5.03   Consents and Approvals
Schedule 7.03   Liens

EXHIBITS

Exhibit A       Form of Notice of Borrowing
Exhibit B       Form of Notice of Conversion/Continuation
Exhibit C       Form of Note
Exhibit D-1     Form of Opinion of Counsel to the Company
Exhibit D-2     Form of Opinion of Special Counsel to the Company
Exhibit E       Form of Assignment and Assumption Agreement

                           364 DAY CREDIT AGREEMENT

        This 364 DAY CREDIT AGREEMENT is entered into as of October 5, 1995, among KMART CORPORATION, a Michigan corporation (the "Company"), the several financial institutions party to this Agreement (collectively, the "Banks"; individually, a "Bank") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Documentation Agent.

        WHEREAS, the Banks have agreed to make available to the Company a credit facility upon the terms and conditions set forth in this Agreement;

        NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                  ARTICLE I

                                 DEFINITIONS

        1.01 Defined Terms. In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

        "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. In no event shall any Bank be deemed an "Affiliate" of the Company or any Subsidiary of the Company.

        "Agent-Related Persons" means BofA and any successor agent under
Section 9.09, together with their respective Affiliates (including, in the case of BofA, BA Securities, Inc.) and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

        "Aggregate Commitment" means the sum of the Commitments of the Banks, in the initial amount of Seven Hundred Million Dollars ($700,000,000), as such amount may be reduced from time to time pursuant to this Agreement.

        "Agreement" means this 364 Day Credit Agreement, as amended, restated, supplemented or modified from time to time.

        "Arrangers" means Bankers Trust Company and BA Securities, Inc.

        "Assignee" has the meaning specified in Section 10.08(a).

        "Assignment and Acceptance" has the meaning specified in Section
10.08(a).

        "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the reasonable allocated cost of internal legal services and all reasonable disbursements of internal counsel.

        "Bank" and "Banks" means any or all, as the case may be, of the banks listed in Schedule 2.01 hereof and any entity which becomes a Bank pursuant to
Section 10.08.

        "Bank Affiliate" means a Person engaged primarily in the business of commercial banking that is an Affiliate of a Bank and (i) is organized under the laws of the United States, or any state thereof, or (ii) is organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and is acting through a branch or agency located in the United States.

        "BofA" means Bank of America National Trust and Savings Association, a national banking association.

        "Borrowing" means a borrowing consisting of Loans of the same Type made to the Company on the same day by the Banks ratably according to their respective Commitment Percentages and, in the case of LIBOR Loans or CD Loans, having the same Interest Period.

        "Borrowing Date" means a date on which a Borrowing is made hereunder.

        "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any LIBOR Loan, means such a day on which dealings in Dollars are carried on in the London interbank market.

        "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any Bank.

        "CD Rate" means the arithmetic average (rounded upward to the nearest 1/100th of 1%) of the sum of (x) the consensus bid rates determined by each Reference Bank as the bid rates per annum, at 10:00 a.m. (New York City time) on the first day of the Interest Period to be applicable, of two or more New York or Chicago, as the case may be, certificate of deposit dealers of recognized standing selected by such Reference Bank in New York or Chicago, as the case may be, for certificates of deposit of such Reference Bank in an amount approximately comparable to the principal amount of the CD

Rate Loan for such Reference Bank and with a maturity equal to the Interest Period applicable to such CD Rate Loan, provided, that if any Reference Bank fails to provide the Documentation Agent with its aforesaid rate, then the CD Rate shall equal the arithmetic average of the rates provided to the Documentation Agent by the other Reference Bank or Banks, such average rate to be grossed up for the maximum cost of reserves applicable to certificates of deposit under Regulation D of the Federal Reserve Board by dividing the same by a percentage equal to 100% minus the maximum rate of all reserve requirements (expressed as a percentage) as specified in Regulation D (including any marginal, emergency, supplemental, special or other reserves) that for the date the CD Rate is being determined would be applicable during the Interest Period to a negotiable certificate of deposit of such Reference Bank in excess of $100,000 and with a maturity period equal to such Interest period, plus (y) the then daily net annual assessment payable to the Federal Deposit Insurance Corporation for insuring such Certificate of Deposit by a member of the Bank Insurance Fund that is classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification within the meaning of 12 C.F.R. Section 327.3(d)).

        "CD Rate Loan" means any Loan that bears interest at a rate determined with reference to the CD Rate.

        "Closing Date" means the date on which all conditions precedent set forth in Section 4.01 are satisfied or waived by all Banks.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

        "Commitment" has the meaning specified in Section 2.01 with respect to each Bank.

        "Commitment Percentage" means, as to any Bank, the percentage equivalent of such Bank's Commitment divided by the Aggregate Commitment.

        "Consolidated Net Worth" means as of the date of any determination thereof, the consolidated net worth of the Company, determined in accordance with GAAP; provided, however, that any gains or losses from the disposition of any Specialty Retail Subsidiary and any changes after October 7, 1994 in the foreign currency translation adjustment account as presented in the Company's financial statements (and in accordance with GAAP) shall be excluded from the determination of Consolidated Net Worth.

        "Continuation Date" has the meaning set forth in Section 2.04(a).

        "Contract Documents" has the meaning specified in Section 10.05.

        "Controlled Group" means the Company and all Persons (whether or not incorporated) under common control or treated as a single employer with the Company pursuant to Sections 414(b), (c), (m) or (o) of the Code.

        "Conversion Date" means any date on which the Company elects to convert one Type of Loan to another Type of Loan.

        "Current Commitment Termination Date" means the earlier to occur of

                (a) the Current Commitment Termination Date then in effect, as defined in Section 2.14; and

                (b) the date on which the Commitments shall terminate pursuant to Section 2.14 or otherwise in accordance with the provisions of this Agreement.

        "Debt Rating" means the rating assigned to the Company's senior unsecured debt as publicly announced by Moody's or S&P, as the case may be.

        "Dollars", "dollars" and "$" each mean lawful money of the United
States.

        "Documentation Agent" means BofA in its capacity as documentation agent for the Banks hereunder, and any successor agent in such capacity.

        "Earlier Termination Date" has the meaning specified in Section
2.14(c).

        "EBITDAR" means, for any applicable period, for the Company the aggregate of the following, without duplication: (a) consolidated net income for such period, plus (b) consolidated interest expense (net of any interest income) for such period, plus (c) consolidated provision for taxes for such period, plus (d) consolidated depreciation expense for such period, plus
(e) consolidated amortization expense for such period, plus (f) consolidated Rent Expenses for such period, minus (or plus, as applicable) (g) on a consolidated basis, any extraordinary gains (or plus extraordinary losses) for such period, minus (or plus, as applicable) (h) any gains (or plus any losses) attributable to the Specialty Retail Subsidiaries for such period other than results of operations in the ordinary course of business.

        "Eligible Assignee" means (i) a commercial bank or other financial institution organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least One Hundred Million Dollars ($100,000,000); (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country, and having a combined capital and surplus of at least One Hundred Million Dollars ($100,000,000), provided that such bank is acting through a branch or agency located in the United States; and (iii) any Bank Affiliate.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

        "Event of Default" means any of the events or circumstances specified in Section 8.01.

        "Existing Facility" means the revolving credit facility evidenced by that certain 364 Day Credit Agreement dated as of October 7, 1994 among the Company, BofA, as documentation agent thereunder, and the financial institutions signatory thereto.

        "Extended Termination Date" has the meaning specified in Section
2.14(c).

        "Extension Confirmation Date" has the meaning specified in Section 2.14(b).

        "Extension Confirmation Notice" has the meaning specified in Section 2.14(b).

        "Extension Request" has the meaning specified in Section 2.14(a).

        "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) in the weekly statistical release designated as H.15 (519), or any successor publication, by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Documentation Agent from three (3) Federal funds brokers of recognized standing selected by the Documentation Agent.

        "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereof.

        "Form 1001" has the meaning specified in Section 9.10(a)(i).

        "Form 4224" has the meaning specified in Section 9.10(a)(ii).

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

        "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        "Guaranty Obligation" means, as applied to any Person, any obligation, direct or indirect, of that Person guaranteeing any Indebtedness of any other Person, and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

                (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

                (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, that the term Guaranty Obligation shall not include:

                (a) endorsements for collection or deposit in the ordinary course of business;

                (b) obligations that are not required in accordance with GAAP to be included in the financial statements of such Person or the footnotes thereto; or

                (c) "unconditional purchase obligations" (including take-or-pay contracts) as defined in and as required to be disclosed pursuant to Statement of Financial Accounting Standards No. 47 and the related interpretations, as the same may be amended from time to time.

        "Indebtedness" of any Person means at any date without duplication,

                (a)     all obligations of such Person for borrowed money;

                (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

                (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and other expenses and accounts payable arising in the ordinary course of business;

                (d) all reimbursement obligations with respect to letters of credit (other than the "Letters of Credit" and the "LC Obligations" under the credit agreement described in clause (a) of the definition of Other Credit Facilities) and bankers' acceptances except ordinary trade credits;

                (e) all Indebtedness of others secured by a Lien on any asset of such Person whether or not such Indebtedness is assumed by such Person;

                (f) all obligations (to the extent capitalized for accounting purposes) of such Person as lessee under any lease of any property by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person; and

                (g)     all Guaranty Obligations of such Person.

        "Indemnified Person" has the meaning specified in Section 10.05.

        "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case (a) and (b) undertaken under U.S. Federal, State or foreign law.

        "Interest Payment Date" means, with respect to any LIBOR Loan or CD Rate Loan, the last day of each Interest Period applicable to such Loan, and, with respect to any Reference Rate Loan, the last Business Day of each calendar quarter and the Termination Date; provided, that if any Interest Period for a LIBOR Loan exceeds three months, the date which falls three months after the beginning of such Interest Period shall also be an Interest Payment Date.

        "Interest Period" means: (a) with respect to any LIBOR Loan, the period commencing on the Business Day the LIBOR Loan is disbursed or continued (or on the Conversion Date on which any Loan is converted to a LIBOR Loan) and ending on the date one, two, three or six months thereafter, as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation; and (b) with respect to any CD Rate Loan, the period commencing on the Business Day the CD Rate Loan is disbursed or continued (or on the Conversion Date on which any Loan is converted to a CD
Rate Loan) and ending 30, 60 or 90 days thereafter, as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation; provided, that:

                (i) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless, in the case of a LIBOR Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                (ii) any Interest Period pertaining to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month which is one, two, three or six months, as the case may be, after the calendar month in which such Interest Period began; and

                (iii) no Interest Period for any Loan shall extend beyond the Termination Date.

        "IRS" means the Internal Revenue Service, or any successor thereto.

        "Lending Office" means, with respect to each Bank, the office of that Bank designated as such on Schedule 2.01 hereto or such other office of the Bank as it may from time to time specify to the Company and the Documentation Agent in accordance with this Agreement.

        "LIBOR" means, with respect to any Interest Period, the rate of interest per annum determined by the Documentation Agent to be equal to:

                (a) the rate of interest per annum for deposits in U.S. Dollars for a period equal to the relevant Interest Period quoted on Telerate, page 3750 (or its successor if such page number changes) at or about 11:00 a.m. (London time) on the second Business Day before the commencement of such Interest Period, divided (and rounded upward to the nearest 1/16 of 1%) by

                (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of eurocurrency funding or liabilities as defined in Regulation D of the Federal Reserve Board.

        If no quotation is available on Telerate, the rate of interest under clause (a) above for any Interest Period shall be determined by the Documentation Agent to be the arithmetic mean (rounded upward to the nearest 1/16 of 1%) of the rates of interest per annum notified to the Documentation Agent by each Reference Bank as the rate of interest (rounded upward to the nearest 1/16 of 1%) at which deposits in an amount approximately equal to the aggregate amount of the LIBOR Loans requested to be borrowed, and having a maturity equal to such Interest Period, are offered to major banks in the London interbank market at or about 11:00 a.m. (London time) on the second Business Day before the commencement of such Interest Period.

        "LIBOR Loan" means any Loan that bears interest at a rate determined with reference to LIBOR.

        "Lien" means any mortgage, deed of trust, pledge, charge, encumbrance, lien (statutory or other) or security interest of any nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention agreement), and any assignment or deposit arrangement intended as or having the effect of security.

        "Loan" means an extension of credit by a Bank to the Company under
Section 2.01 and may be a LIBOR Loan, a CD Rate Loan or a Reference Rate Loan, and "Loans" means Loans made by all of the Banks.

        "Loan Documents" means this Agreement, each Note and any other agreement, instrument, certificate or other document evidencing, guaranteeing or securing the Loans.

        "Loss" has the meaning specified in Section 3.05.

        "Material Adverse Effect" means a material adverse change in, or a material adverse effect upon, the assets, liabilities, business, operations or condition of the Company and its Subsidiaries taken as a whole.

        "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

        "Notes" means those promissory notes of the Company to the order of each of the Banks, substantially in the form of Exhibit C, as the same may be amended, restated, supplemented or modified and in effect from time to time.

        "Notice of Borrowing" means a notice given by the Company to the Documentation Agent pursuant to Section 2.03 in substantially the form of Exhibit A.

        "Notice of Conversion/Continuation" means a notice given by the Company to the Documentation Agent pursuant to Section 2.04 in substantially the form of Exhibit B.

        "Obligations" means all Loans and all other Indebtedness, advances, debts, liabilities, obligations, covenants and duties owing by the Company to any Bank, the Documentation Agent, or to any other Person required to be indemnified under any Loan Document, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement or under any other Loan Document, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.

        "Other Credit Facilities" means, collectively: (a) the revolving credit facility evidenced by that certain Three Year Credit Agreement dated as of October 7, 1994 among the Company, BofA, as documentation agent thereunder, and the financial institutions signatory thereto, as amended, restated, supplemented or modified from time to time; (b) the Seasonal Credit Facility; and (c) the credit facilities evidenced by that certain Warehouse Facility Credit Agreement dated as of October 7, 1994 among the Company, the other borrowers named therein, Bankers Trust Company, as documentation agent thereunder, and the financial institutions signatory thereto, as amended, restated, supplemented or modified from time to time.

        "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or resignation of, or otherwise with respect to, this Agreement or any other Loan Document.

        "Participant" has the meaning specified in Section 10.08(d).

        "Payment Office" means the address for payments set forth on the signature page hereto in relation to the Documentation Agent, or such other address as the Documentation Agent may from time to time specify in accordance with Section 10.02.

        "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

        "Person" means an individual, partnership, corporation, limited liability company, business trust, estate, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

        "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company or any member of the Controlled Group sponsors or maintains or to which the Company or any member of the Controlled Group makes, is making or is obligated to make contributions.

        "Potential Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied) constitute an Event of Default.

        "Reference Banks" means Bankers Trust Company and BofA.

        "Reference Rate" means, for any day, the higher of:

                (a) 0.5% per annum above the latest Federal Funds Rate for such day; and

                (b) the rate of interest publicly announced from time to time by BofA in San Francisco, California, as its "reference rate" for such day.

The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate. Any change in the Reference Rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

        "Reference Rate Loan" means a Loan that bears interest based on the Reference Rate.

        "Rent Expenses" means, for any period, consolidated rent expense of the Company for such period determined in accordance with GAAP, less consolidated rental income for such period.

        "Reportable Event" means, as to any Plan, (a) any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC, (b) a withdrawal from a Plan described in
Section 4063 of ERISA, or (c) a cessation of operations described in Section 4062(e) of ERISA.

        "Required Banks" means at any time Banks holding at least 51% of the aggregate of (a) the then Aggregate Commitment (or, if the Commitments shall have then been terminated in full, the then aggregate unpaid principal amount of the Loans) plus (b) the then aggregate commitments under the Other Credit Facilities (or, if the commitments under any of such facilities shall have then been terminated in full, then with respect to such terminated facilities the then aggregate unpaid principal amount of all loans and letter of credit obligations outstanding under such terminated facilities).

        "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of a court or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

        "Responsible Officer" means the Company's chief executive officer, chief financial officer or treasurer.

        "Seasonal Credit Facility" means the revolving credit facility evidenced by that certain Seasonal Credit Agreement dated as of October 5, 1995 among the Company, BofA, as documentation agent thereunder, and the financial institutions signatory thereto, as amended, restated, supplemented or modified from time to time.

        "S&P" means Standard & Poor's Ratings Group or any successor to the rating agency business thereof.

        "Specialty Retail Subsidiary" means any of the following Subsidiaries of the Company (or the continuing investment of the Company in any such entity): Builders Square, Inc.; Borders, Inc.; Coles Myer, Ltd.; OfficeMax, Inc.; PACE Membership Warehouse, Inc.; PayLess Drug Stores Northwest, Inc.; The Sports Authority, Inc.; and Walden Book Company, Inc.

        "Subsidiary" means any corporation of which stock having by the terms thereof ordinary voting power to elect at least a majority of the board of directors of said corporation is at the time directly or indirectly owned by the Company or by the Company and one or more Subsidiaries or by one or more Subsidiaries.

        "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Documentation Agent, such taxes (including income taxes and franchise taxes) as are imposed on or measured by such Bank's or the Documentation Agent's net income.

        "Termination Date" means the earlier to occur of

        (a) the one year anniversary of the Current Commitment Termination Date; and

        (b) the date (other than the Current Commitment Termination Date) on which the Commitments shall terminate in accordance with the provisions of this Agreement (other than Section 2.14 hereof).

        "Transferee" has the meaning specified in Section 10.08(e).

        "Type" means, with respect to any Loan, its nature as a Reference Rate Loan, a CD Rate Loan or a LIBOR Loan.

        "United States" and "U.S." each means the United States of America.

        1.02 Other Definitional Provisions.

                (a) Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have such defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms.

                (b) The Agreement. The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and section, schedule and exhibit references are to this Agreement unless otherwise specified.

                (c)     Certain Common Terms.

                        (i) The term "documents" includes any and all
                instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                        (ii) The term "including" is not limiting and means
                "including without limitation."

                (d) Performance; Time. Subject to the definition of "Interest Period" in Section 1.01, whenever any performance obligation hereunder (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including". If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

                (e) Contracts. Unless otherwise expressly provided herein, references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

                (f) Laws. References to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

                (g) Captions. The captions and headings of this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

        1.03 Accounting Principles.

                (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

                (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

                                  ARTICLE II

                                 THE CREDITS

        2.01 Amounts and Terms of Commitments. Each Bank severally agrees, on the terms and conditions hereinafter set forth, and upon request by the Company, to make Loans in Dollars to the Company from time to time on any Business Day during the period from the Closing Date to the Current Commitment Termination Date, in an aggregate principal amount not to exceed at any time outstanding the amount set forth opposite the Bank's name in Schedule 2.01, (such amount as the same may be reduced pursuant to Section 2.05 or reduced or increased as a result of one or more assignments pursuant to Section 10.08, being herein referred to as a Bank's "Commitment"); provided, that, after giving effect to any Borrowing, the aggregate principal amount of all outstanding Loans shall not exceed the Aggregate Commitment. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.01, prepay pursuant to
Section 2.06 and reborrow pursuant to this Section 2.01. On the Current Commitment Termination Date, the

Aggregate Commitment shall be terminated, the outstanding principal amount of the Loans shall be frozen, and such amount shall become a term loan which is due and payable on the Termination Date. Amounts repaid or prepaid following the Current Commitment Termination Date may not be reborrowed.

        2.02    Loan Accounts; Notes.   (a) The Loans made by each Bank shall
be evidenced by one or more loan accounts maintained by such Bank in the ordinary course of business. The loan accounts maintained by the Documentation Agent and each Bank shall be prima facie evidence of the amount of the Loans made by the Banks to the Company and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the Obligations of the Company hereunder to pay any amount owing with respect to the Loans. In case of a discrepancy between the entries in the Documentation Agent's books and any Bank's books relating to such loan accounts, the Bank's books shall be considered correct in the absence of manifest error.

        (b) If any Bank shall so request, for purposes of Section 10.08(f), the obligation to repay the Loans may also be evidenced by a Note. Each such Bank shall endorse on the schedules annexed to its Note the date, amount, applicable interest rate and maturity of each Loan made by it and the amount of each payment of principal and interest made by the Company with respect thereto. Each Bank is irrevocably authorized by the Company to so endorse its Note and each Bank's record shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under such Note to pay any amount with respect to the Loans made by such Bank. Any such request shall be made by such Bank to the Documentation Agent, which will prepare (or cause to be prepared) such Note and send the same to the Company for execution by the Company. Upon such execution, the Company will promptly deliver such Note to the Bank which requested the same.

        2.03    Procedure for Borrowings.

        (a) Each Borrowing shall be made upon the irrevocable request of the Company by a facsimile to the Documentation Agent (which shall be confirmed promptly by a telephone call) in the form of a Notice of Borrowing which facsimile must be received by the Documentation Agent prior to 11:00 a.m. (New York City time) (i) three (3) Business Days prior to the requested borrowing date, in the case of LIBOR Loans, (ii) two Business Days prior to the requested borrowing date, in the case of CD Rate Loans and (iii) on the requested borrowing date, in the case of Reference Rate Loans, specifying:

                (A) the amount of the Borrowing, which shall be in an aggregate minimum principal amount of Ten Million Dollars ($10,000,000) or any multiple of Five Million Dollars ($5,000,000) in excess thereof;

                (B)     the requested borrowing date, which shall be a Business
        Day;

                (C) whether the Borrowing is to be comprised of LIBOR Loans, CD Rate Loans or Reference Rate Loans; and

                (D) if the Borrowing is to be comprised of LIBOR Loans or CD Rate Loans, the duration of the initial Interest Period applicable to such Loans. If the Notice of Borrowing shall fail to specify the duration of the initial Interest Period for any LIBOR Loans or CD Rate Loans, the Company shall be deemed to have elected an Interest Period of one month or 30 days, respectively;

provided, however, that with respect to any Borrowing to be made on the Closing Date, a Notice of Borrowing shall be delivered to the Documentation Agent not later than 11:00 a.m. (New York City time) on the Closing Date (such Borrowing will consist of Reference Rate Loans only).

        (b) Upon receipt of the Notice of Borrowing, the Documentation Agent shall promptly notify each Bank thereof and of the amount of such Bank's share of the requested Borrowing based on such Bank's Commitment Percentage.

        (c) Each Bank will make its Commitment Percentage of each Borrowing available to the Documentation Agent for the account of the Company at the Documentation Agent's Payment Office by 2:00 p.m. (New York City time) on the borrowing date requested by the Company by payment in Dollars and in funds immediately available to the Documentation Agent. Unless any applicable condition specified in Article IV has not been satisfied, the proceeds of all such Loans will then be made available to the Company by the Documentation Agent at such office by crediting the account of the Company with the aggregate of the amounts made available to the Documentation Agent by the Banks and in like funds as received by the Documentation Agent.

        (d) After giving effect to any Borrowing, unless consented to by the Documentation Agent in its sole discretion, there shall not be more than
(10) different Interest Periods in effect in respect of all Loans then outstanding.

        2.04    Conversion and Continuation Elections for Borrowings.

        (a) The Company may upon notice to the Documentation Agent in accordance with Section 2.04(b):

                (i) elect to convert, as of any Business Day, any Reference Rate Loans (or any part thereof in an aggregate amount not less than Ten Million Dollars ($10,000,000), or that is in an integral multiple of Five Million Dollars ($5,000,000) in excess thereof) into LIBOR Loans or CD Rate Loans; or

                (ii) elect to convert, as of the last day of any Interest Period, any LIBOR Loans maturing on such day (or any part thereof in an aggregate amount not less than Ten Million Dollars ($10,000,000), or that is in an integral multiple of Five Million Dollars ($5,000,000) in excess thereof) into Reference Rate Loans or CD Rate Loans; or

                (iii) elect to convert, as of the last day of any Interest Period, any CD Rate Loans maturing on such day (or any part thereof in an aggregate amount not less than Ten Million Dollars ($10,000,000), or that is in an integral multiple of Five Million Dollars ($5,000,000) in excess thereof) into Reference Rate Loans or LIBOR Loans; or

                (iv) elect to continue as of the last day of any Interest Period (a "Continuation Date") any LIBOR Loans or CD Rate Loans maturing on such day (or any part thereof in an aggregate amount not less than Ten Million Dollars ($10,000,000), or that is in an integral multiple of Five Million Dollars ($5,000,000) in excess thereof);

provided, that if the aggregate amount of all LIBOR Loans or CD Rate Loans comprised in any Borrowing shall have been or would be reduced, by payment, prepayment, or conversion of part thereof to an amount less than Ten Million Dollars ($10,000,000), such LIBOR Loans or CD Rate Loans shall automatically convert into Reference Rate Loans, on and as of the end of the applicable Interest Period.

        (b)  If the Company desires to convert or continue any Loan pursuant to
Section 2.04(a), it shall irrevocably request a conversion or continuation by a facsimile (confirmed promptly by telephone) of a Notice of Conversion/Continuation to be received by the Documentation Agent not later than 11:00 a.m. (New York time) at least (i) three (3) Business Days in advance of the Conversion Date or Continuation Date, if the Loans are to be converted into or continued as LIBOR Loans, (ii) two (2) Business Days in advance of the Conversion Date or Continuation Date, if the Loans are to be converted into or continued as CD Rate Loans and (iii) on the same Business Day as the Conversion Date, if the Loans are to be converted into Reference Rate Loans, specifying:

                (A)  the proposed Conversion Date or Continuation Date;

                (B) the aggregate amount of Loans to be converted or continued;

                (C) the nature of the proposed conversion or continuation; and

                (D) the duration of the requested Interest Period, if the Loans are to be converted into continued as LIBOR Loans or CD Rate Loans.

        (c) If prior to the time set forth in Section 2.04(b), (i) the Company has failed to give a timely Notice of Conversion/Continuation with respect to such LIBOR Loans or CD Rate Loans or (ii) the Company has failed to select a new Interest Period to be applicable to such LIBOR Loans or CD Rate Loans, the Company shall be deemed to have elected to convert such Loans into Reference Rate Loans effective as of the expiration of the applicable Interest Period.

        (d) During the existence of a Potential Default or Event of Default, unless the Required Banks otherwise agree, the Company may not elect to have a Loan be converted into or continued as a LIBOR Loan or a CD Rate Loan pursuant to Section 2.04.

        (e) Upon receipt of a Notice of Conversion/Continuation, the Documentation Agent will promptly notify each Bank thereof, or, if no timely notice is provided, the Documentation Agent will promptly notify each Bank of the details of any automatic conversion or continuation. All conversions and continuations pursuant to this Section 2.04 shall be made pro rata according to the respective outstanding principal amounts of the Loans being converted or continued held by each Bank.

        2.05 Voluntary Termination or Reduction of Commitments. The Company may, upon not less than five (5) Business Days' prior notice to the Documentation Agent, terminate the Aggregate Commitment or permanently reduce the Aggregate Commitment by a minimum amount of Ten Million Dollars ($10,000,000) or in multiples of Five Million Dollars ($5,000,000) in excess thereof; provided, that no such reduction or termination of the Aggregate Commitment shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the then outstanding aggregate principal amount of all Loans would exceed the amount of the Aggregate Commitment; provided, further, that once reduced in accordance with this Section 2.05, the Aggregate Commitment may not thereafter be increased. Any reduction of the Aggregate Commitment shall be applied to each Bank's Commitment pro rata in accordance with such Bank's relevant Commitment Percentage. If the Aggregate Commitment is terminated in its entirety, all accrued unpaid interest and all fees with respect thereto accrued to the effective date of such termination shall be payable on the effective date of such termination without any premium or penalty.

        2.06 Optional Prepayments of Loans. Subject to Section 3.05, the Company may, at any time or from time to time, upon at least five (5) Business Days' notice to the Documentation Agent prepay LIBOR loans or CD Rate Loans or upon at least one Business Day's notice to the Documentation Agent prepay Reference Rate Loans, in whole or in part, in minimum amounts of Ten Million Dollars ($10,000,000) or in multiples of Five Million Dollars ($5,000,000) in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and whether such prepayment is of Reference Rate Loans, LIBOR Loans or CD Rate Loans. Such notice shall not thereafter be revocable by the Company, and the Documentation Agent will promptly notify each Bank thereof and of such Bank's Commitment Percentage of such prepayment. If such notice if given, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest in each such date on the amount prepaid and the amounts required pursuant to Section 3.05.

        2.07 Repayment. The Company shall repay the aggregate outstanding principal amount of the Loans on the Termination Date.

        2.08 Interest.

        (a) Subject to Sections 2.08(c) and 2.08(d), each Loan shall bear interest on the outstanding principal amount thereof from the date when made until paid in full, at the option of the Company as set forth in its Notice of Borrowing or Notice of Conversion/Continuation,

                (i) if such Loan is a Reference Rate Loan, at a rate per annum equal to the Reference Rate;

                (ii) if such Loan is a Reference Rate Loan, at a rate per annum equal to the sum of LIBOR plus .3000%; and

                (iii) if such Loan is a CD Rate Loan, at a rate per annum equal to the sum of the CD Rate plus .4250%.

        (b) Interest on each Loan shall be payable in arrears on each applicable Interest Payment Date. Interest shall also be payable on the date of any prepayment of Loans for the portion of the Loans so prepaid and, in the case of conversion of any Reference Rate Loan, on the date of conversion thereof into a LIBOR Loan or a CD Rate Loan.

        (c) During the continuation of any Event of Default or after acceleration, the Company shall pay, on demand, interest (after as well as before judgment) on the principal amount of all Loans then outstanding, at a rate per annum which is determined by increasing the rate of interest then in effect by 2% per annum; provided, however, that, on and after the expiration of the Interest Period applicable to any LIBOR Loan or CD Rate Loan on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuance of such Event of Default or acceleration, bear interest at a rate per annum equal to the Reference Rate plus 2%.

        (d) Anything herein to the contrary notwithstanding, the obligations of the Company hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by any Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Bank, and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.

        2.09 Fees.

        (a) Facility Fee.

        (i) the Company shall pay to the Documentation Agent for the account of each Bank a facility fee equal to .10% of such Bank's Commitment (regardless of utilization) or, after the Current Commitment Termination Date, the average daily aggregate outstanding principal amount of such Bank's Loans.

        (ii) The facility fee shall accrue from the Closing Date to the Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter, commencing with the calendar quarter ending on December 31, 1995, and on the Termination Date.

        (b) Syndication Fees. The Company shall pay in Dollars to the Arrangers on the Closing Date syndication fees in the amount set forth in a letter agreement between the Company and BofA and Bankers Trust Company dated July 7, 1995.

        (c) Transaction Fees. The Company shall pay to the Documentation Agent transaction fees in Dollars in the amounts and at the times set forth in a letter agreement between the Company and BofA and Bankers Trust Company dated July 7, 1995.

        (d) Closing Fee. The Company shall pay to the Documentation Agent on the Closing Date for the account of each Bank a closing fee equal to .03% of such Bank's Commitment.

        2.10 Computation of Fees and Interest.

        (a) All computations of fees and interest under this Agreement shall be made on the basis of a 360-day year and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from and including the first day thereof to but excluding the last day thereof. Any interest or fees not paid when due after any applicable grace period shall bear interest at a rate equal to the Reference Rate plus 2%.

        (b) The Documentation Agent will, with reasonable promptness, notify the Company and the Banks of each determination of LIBOR, the CD Rate and the Reference Rate; provided, that any failure to do so shall not relieve the Company of any liability hereunder. The Documentation Agent will, with reasonable promptness, notify the Company and the Banks of the effective date and the amount of any change in the Debt Rating resulting in a change in the applicable rate of interest or fees; provided, that any failure to do so shall not relieve the Company of any liability hereunder.

        (c) Each determination of an interest rate by the Documentation Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company and the Banks in the absence of manifest error. The Documentation Agent, at the request of the Company or any Bank, will deliver to the Company or such Bank, as the case may be, a statement showing the quotations used by the Documentation Agent in determining any interest rate.

        (d) If either Reference Bank's Commitment shall terminate (otherwise than on termination of the Aggregate Commitment), or for any reason whatsoever either Reference Bank shall cease to be a Bank hereunder, then such Reference Bank shall thereupon cease to be a Reference Bank, and, when necessary (until such Reference Bank shall have been replaced pursuant to Section 2.10(e)), LIBOR and the CD Rate shall be determined on the basis of the rates as notified by the remaining Reference Bank.

        (e) Each Reference Bank shall use its best efforts to furnish quotations of rates to the Documentation Agent as contemplated hereby. If either Reference Bank shall be unable or otherwise fail to supply such rates to the Documentation Agent upon its request, the rate of interest shall be determined on the basis of the quotations of the remaining Reference Bank. The Company and the Documentation Agent may select a new Reference Bank to replace any Reference Bank that shall cease to be a Bank hereunder or that fails to supply rates as required hereunder.

        2.11 Payments by the Company.

        (a) All payments (including prepayments) to be made by the Company on account of principal, interest, fees and other amounts required hereunder shall be made without set-off or counterclaim and shall, except as otherwise expressly provided herein, be made to the Documentation Agent at its Payment Office for the ratable account of the Banks in Dollars and in immediately available funds, no later than 2:00 p.m. (New York City time) on the date specified herein. The Documentation Agent will promptly distribute to each Bank its Commitment Percentage (or other applicable share as expressly provided herein) of such principal, interest, fees or other amounts, in like funds as received. Unless otherwise waived by the Documentation Agent with respect to a payment, any payment which is received by the Documentation Agent later than 2:00 p.m. (New York City time) shall be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue until such payment is deemed to have been received.

        (b) Except as otherwise set forth in the definition of Interest Period, whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

        (c) Unless the Documentation Agent shall have received notice from the Company prior to the date on which any payment is due to the Banks hereunder that the Company will not make such payment in full, the Documentaion Agent may assume that the Company has made such payment in full to the Documentation Agent as required hereunder on such date and the Documentation Agent may (but shall not be so required), in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company shall not have made such payment in full to the Documentation Agent, each Bank shall repay to the Documentation Agent on demand such amount distributed to such Bank, together with interest thereon for each day from the date such amount was distributed to such Bank until the date such Bank repays such amount to the Documentation Agent at the Federal Funds Rate.

        2.12 Payments by the Banks to the Documentation Agent.

        (1) Unless the Documentation Agent shall have received notice from a Bank on the Closing Date or, with respect to each Borrowing after the Closing Date, at least one (1) Business Day prior to the date of any proposed Borrowing of LIBOR Loans or CD Rate Loans or prior to 11:00 a.m. (New York City time) on the date of the proposed Borrowing of any Reference Rate Loans, that such Bank will not make available to the Documentation Agent for the account of the Company the amount of that Bank's share of Loans included in the Borrowing, the Documentation Agent may assume that each Bank has made such amount available to the Documentation Agent as required hereunder on the Borrowing Date and the Documentation Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Documentation Agent and the

Documentation Agent in such circumstances has made available to the Company such amount, that Bank shall on the next Business Day following the date of such Borrowing make such amount available to the Documentation Agent, together with interest at the Federal Funds Rate, in each case as in effect for each such day. A notice of the Documentation Agent submitted to any Bank with respect to amounts owing under this Section 2.12(a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Documentation Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Documentation Agent on the next Business Day following the date of such Borrowing, the Documentation Agent shall notify the Company of such failure to fund and, upon demand by the Documentation Agent, the Company shall pay such amount to the Documentation Agent for the Documentation Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum euqal to the interest rate applicable at the time to the Loans comprising such Borrowing without making or being responsible for any payment under Section 3.05.

        (b) The failure of any Bank to make any Loan on any date of Borrowing shall not relieve any other Bank of any obligation hereunder to make a Loan on the date of such Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on the date of any Borrowing.

        2.13 Sharing of Payments, Etc.

        (a) If, other than as expressly set forth elsewhere herein, any Bank shall obtain an account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Commitment Percentage of payments on account of the Loans obtained by all the Banks, such Bank shall forthwith (x) notify the Documentation Agent of such fact, and (y) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid thereto together with an amount equal to such paying Bank's Commitment Percentage (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Documentation Agent will keep records (which shall be conclusive and binding in the absence of manifest error), of participations purchased pursuant to this Section 2.13(a) and will in each case notify the Banks and the Company following any such purchases.

        (b) The Company agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation.

        (c) Nothing herein shall require any Bank to exercise any right of set-off or similar rights or shall affect the right of any Bank to exercise, and retain the benefits of exercising any such right with respect to any other indebtedness or obligation of the Company.

        2.14 Extensions of the Commitments.

        (a) "Current Commitment Termination Date" shall initially mean October 3, 1996. On the date that is 60 days prior to the Current Commitment Termination Date then in effect (or if such date is not a Business Day, then on the next preceding Business Day), the Company may, by written notice (an "Extension Request") given to the Documentation Agent, request that the Current Commitment Termination Date be extended. Each such Extension Request shall contemplate an extension of the Current Commitment Termination Date to a date that is 364 days after the Current Commitment Termination Date then in effect.

        (b) The Documentation Agent shall promptly advise each Bank of its receipt of any Extention Request. Each Bank may, in its sole discretion, consent to a requested extension by giving written notice thereof to the Agent by not later than the Business Day (the "Extension Confirmation Date") immediately preceding the date that is 31 days after the date of the Extension Request. Failure on the part of any Bank to respond to an Extension Request by the applicable Extension Confirmation Date shall be deemed to be a denial of such request by such Bank. If each Bank shall consent in writing to the requested extension, such request shall be granted. Promptly following the opening of business on the first Business Day following the applicable Extension Confirmation Date, the Documentation Agent shall notify the Company in writing as to whether the Extension Request has been granted (such written notice being an "Extension Confirmation Notice") and, if granted, such extension shall be confirmed upon the issuance of such Extension Confirmation Notice. The Documentation Agent shall promptly thereafter provide a copy of such Extension Confirmation Notice to each Bank.

        (c) Each Extension Confirmation Notice shall, if applicable, specify therein the date to which the Current Commitment Termination Date is to be extended (such date being referred to herein as the "Extended Termination Date"). The Current Commitment Termination Date, in the event that fewer than all of the Banks shall consent in writing to such Extension Request, shall continue to be the then existing Current Commitment Termination Date (the "Earlier Termination Date"). The Current Commitment Termination Date, in the event that all of the Banks shall consent in writing to such Extension Request, shall continue to be the Earlier Termination Date until the end of the day immediately preceding the Current Commitment Termination Date then in effect, at which time the Current Commitment Termination Date then in effect shall become the Extended Termination Date provided for in such Extension Confirmation Notice.

                                 ARTICLE III

                    TAXES, YIELD PROTECTION AND ILLEGALITY

        3.01  Taxes.

        (a) All payments of principal of and interest on the Loans (other than Reference Rate Loans) shall be made by the Company without set-off or counterclaim for or on account of, and free and clear of, and without deduction or withholding for, or on account of, any Taxes. In addition, the Company shall pay all Other Taxes.

        (b) The Company agrees to indemnify and hold harmless each Bank and the Documentation Agent for the full amount of Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.01 paid by such Bank or the Documentation Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within thirty (30) days after the date any Bank or the Documentation Agent makes written demand therefor.

        (c) If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Documentation Agent, then:

                (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings
        (including deductions and withholdings applicable to additional sums payable under this Section 3.01) such Bank or the Documentation Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                (ii)  the Company shall make such deductions and withholdings;

                (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                (iv) the Company shall also pay to each Bank or the Documentation Agent for the account of such Bank, at the time interest is paid, all additional amounts which the respective Bank specifies as necessary to preserve the after-tax yield such Bank would have received if such Taxes or Other Taxes had not been imposed.

        (d) Within thirty (30) days after its receipt thereof, the Company shall furnish the Documentation Agent the original or a certified copy of a receipt evidencing payment of such Taxes or Other Taxes, or other evidence of payment satisfactory to the Documentation Agent.

        (e) Each Bank which is a foreign person (i.e., a person other than a United States person for United States Federal income tax purposes) agrees that it will comply with the requirements of Section 9.10 hereof and further agrees that if such Bank claims or is entitled to claim exemption from withholding tax under a United States tax treaty by providing a Form 1001 and such Bank sells or grants a participation of all or part of its rights under this Agreement, such Bank shall notify the Documentation Agent of the percentage amount in which it is no longer the beneficial owner under this Agreement. To the extent of this percentage amount, the Company or the Documentation Agent shall treat such Bank's Form 1001 as no longer in compliance with this Section 3.01(e). In the event a Bank claiming exemption from United States withholding tax by filing Form 4224 with the Company or the Documentation Agent sells or grants a participation in its rights under this Agreement, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

        (f) Notwithstanding anything herein to the contrary, the Company will not be required to pay any additional amounts in respect of Taxes described below:

                (i) if such Bank shall have delivered to the Company and the Documentation Agent a Form 4224 or a Form 1001 in respect of its Lending Office and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Company hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 4224 or Form 1001, as applicable;

        (ii) taxes that are imposed as a result of any sale, assignment, transfer or other disposition (whether voluntary or involuntary) by such Bank of any interest in such Bank's Commitment, Loans or the Loan Documents, unless such sale, assignment, transfer or disposition by such Bank takes place while an Event of Default has occurred and is continuing or pursuant to Section 3.03(c);

        (iii) taxes to the extent resulting from (A) the gross negligence, fraud or willful misconduct of a Bank or the Documentation Agent, (B) any act or omission of a Bank or the Documentation Agent, that is in violation of any of the terms of the Loan Documents, or (C) the inaccuracy or breach of any representation, warranty or covenant by a Bank or the Documentation Agent in any document required to be furnished thereby.

        (g) If the Company is required to pay additional amounts to any Bank pursuant to this Section 3.01, then such Bank shall use its reasonable best efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue if such change in the judgment of such Bank is not otherwise materially disadvantageous to such Bank.

        (h) If any Bank or the Documentation Agent receives a written notification from a taxing authority of proposed taxes for which an amount may be payable by the Company in accordance with this Section 3.01, such Bank or the Documentation Agent shall notify the Company promptly after receipt of such notification and shall furnish the Company with such related information as the Company may reasonably request. If requested by the Company in writing, such Bank or the Documentation Agent shall in good faith diligently contest (including pursuing all judicial appeals as of right, if any) the validity, applicability and amount of such Taxes or Other Taxes; provided, that (x) prior to taking such action the Company shall have agreed to indemnify such Bank or the Documentation Agent for all reasonable out of pocket costs and expeses that such indemnitee may incur in connection with contest such claim and (y) the amount of such claim, when aggregated with all amounts owing to such Bank under comparable provisions of the Other Credit Facilities to which such Bank is a party, shall exceed $5,000.

        (i) Each Bank receiving a receipt or other evidence of payment pursuant to Section 3.01(d) shall reimburse the Company for the amount of any credit or other economic benefit available to such Bank by reason or on account of such payment by the Company or such Bank's possession of such receipt or other evidence of payment under any tax, levy, impost, duty, fee, assessment or other charge of any nature imposed by any Governmental Authority applicable to such Bank. The amount of such reimbursement calculated by such

Bank shall be conclusive and binding absent manifest error in computation.

        3.02    Inability to Determine Rates.   If and to the extent that
market or other conditions existing in the domestic money market relevant to CD Rate Loans or in the London inter-bank market relevant to LIBOR Loans make it impossible or impracticable for the Banks to make such Loans, then the obligations of the Banks to make CD Rate Loans or LIBOR Loans, as applicable, and the right of the Company to originate, continue or convert any Loan as or to a CD Rate Loan or a LIBOR Loan shall be suspended until the circumstances giving rise to such suspension shall no longer exist.

        Upon receipt from the Documentation Agent of a notice of the Banks' inability to make, convert or continue the requested Loan due to any of the reasons referred to above, notwithstanding anything in this Agreement to the contrary, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such notice relating to a LIBOR Loan or CD Rate Loan, the Banks shall, with respect to such LIBOR Loan or CD Rate Loan only, make or convert such Loan in the amount specified in the applicable notice submitted by the Company, but such Loan shall be made as or converted into a Reference Rate Loan instead of a LIBOR Loan or a CD Rate Loan. Except as provided in the immediately preceding sentence, if, notwithstanding the provisions of this Section 3.02, any Bank has made available to the Company its Commitment Percentage of any such proposed Loan, then the Company shall immediately repay the amount so made available to it by such Bank, together with accrued interest thereon, if any.

        3.03    Increased Costs; Capital Adequacy.

        (a) If, after the Closing Date, a Bank shall reasonably determine that any change in applicable laws, rules or regulations or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law):

                (i) shall change the basis of taxation to such Bank of any amounts payable by the Company under this Agreement (other than taxes imposed on or measured by the overall income of such Bank in the jurisdiction in which such Bank has its principal office), or

                (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, such Bank with respect to this Agreement or any Note, or

                (iii) shall impose any other condition with respect to this Agreement or any Note, and the result of any of the foregoing is to increase the cost to such Bank or to reduce the amount of any sum receivable by such Bank with respect to making or maintaining any CD Rate Loan or LIBOR Loan by an amount reasonably deemed by such Bank to be material, then the Company shall from time to time, upon written demand by such Bank, pay to such Bank additional amounts sufficient to compensate such Bank for any such increased cost or reduced sum receivable to the extent resulting from outstanding CD Rate Loans or LIBOR Loans and not compensated in connection with the computation of the CD Rate or LIBOR (as applicable).

        (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Bank (or its Lending Office) with any such change in Capital Adequacy Regulations, affects or would affect the amount of capital required or expected to be maintained by such Bank and (taking into consideration such Bank's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased by an amount deemed material by such Bank as a consequence of its Commitment, Loans (other than Reference Rate Loans) or other obligations under this Agreement, then, upon demand of such Bank to the Company through the Agent, the Company shall pay to such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate for such increase.

        (c) Upon receipt of notice from any Bank of a claim for compensation under this Section 3.03, the Company shall be afforded ninety (90) days to find a replacement financial institution reasonably acceptable to the Documentation Agent and, if an acceptable replacement financial institution is available such replacement institution will purchase such Bank's Loans and Commitment and other interests under the Loan Documents in accordance with
Section 10.08 or such Bank will withdraw such request for payment.

        (d) A detailed statement as to the amount of such increased cost or reduced sum receivable, along with documentation supporting the payment of such amount under this subsection, shall be prepared by such Bank and submitted to the Company (with a copy to the Documentation Agent) with such Bank's written demand. Such Bank's statement of such increased cost or reduced sum receivable shall be prima facie evidence of such increased cost or reduced sum absent manifest error.

        3.04    Illegality.

        (a) If any Bank shall determine that, after the date hereof, (i) the introduction of any Requirement of Law or any change in or in the interpretation or administration thereof has made it unlawful, or (ii) any central bank or other Governmental Authority has asserted that it is unlawful, for such Bank or its Lending Office to make any Loan of the Type requested by the Company, then, on notice thereof by such Bank to the Company through the Documentation Agent, the obligation of such Bank to make any such Loans shall be suspended until such Bank shall have notified the Documentation Agent and the Company that the circumstances giving rise to such determination no longer exists.

        (b) If a Bank shall determine that it is unlawful to maintain any Loan then outstanding, then, on notice thereof by such Bank to the Company through the Documentation Agent, the Company shall prepay in full all such Loans of such Bank then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if such Bank may lawfully continue to maintain such Loans to such day, or immediately, if such Bank may not lawfully continue to maintain such Loans.

        (c) If the Company is required to prepay any LIBOR Loan or CD Rate Loan as provided in Section 3.04(b), then concurrently with such prepayment, the Company shall borrow from the affected Bank, in the amount of such repayment, a Reference Rate Loan.

        3.05 Funding Losses. The Company agrees to reimburse each Bank and to hold each Bank harmless from any loss, cost or expense which such Bank may sustain or incur as a consequence of:

        (a) any failure by the Company to borrow, or to continue or convert a Loan (other than a Reference Rate Loan) after it has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation, as the case may be;

        (b) any payment by it of a LIBOR Loan or a CD Rate Loan on a day which is not the last day of the Interest Period with respect thereto; or

        (c) the conversion of a LIBOR Loan or a CD Rate Loan to a Reference Rate Loan on a day that is not the last day of the respective Interest Period pursuant to Section 2.04;

by paying to each Bank, on demand by such Bank, an additional amount equal to the amount of any interest which such Bank would have earned for the remainder of the Interest Period in question reduced by the amount of income earned by such Bank during such Interest Period with respect to the amount prepaid or not borrowed (the "Loss"). A detailed statement as to the amount of such Loss, prepared by the Bank incurring the same, shall be prima facie evidence of such Loss absent manifest error.

        3.06  Survival.  The agreements and obligations of the Company in this
Article III shall survive the payment of all other Obligations.


                                  ARTICLE IV

                             CONDITIONS PRECEDENT

        4.01 Conditions to Occurrence of the Closing Date and Effectiveness of this Agreement. The occurrence of the Closing Date and the binding effect of this Agreement on each Bank are subject to the condition that the Documentation Agent shall have received on or before the Closing Date all of the following, in form and substance satisfactory to the Documentation Agent and each Bank, in sufficient copies for each Bank:

                (a) Credit Agreement. This Agreement executed by the Company, the Documentation Agent and each of the Banks;

                (b)  By-laws; Resolutions; Incumbency.

                        (i) Copies of the by-laws of the Company and of the resolutions of the board of directors of the Company approving and authorizing the execution, delivery and performance by the Company of this Agreement and the other Loan Documents to be delivered hereunder, and authorizing the borrowing of the Loans, each certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company; and

                        (ii) A certificate of the Secretary or Assistant Secretary of the Company certifying the names and true signatures of its respective officers authorized to execute and deliver and perform, as applicable, this Agreement and all other Loans Documents and notices to be delivered by it hereunder;

                (c) Articles of Incorporation. (i) A copy of the Company's Articles of Incorporation as in effect on the Closing Date, including any amendments thereto, certified by the Michigan Department of Commerce, and (ii) good standing certificates for the Company from the Michigan Department of Commerce and from the Secretaries of State of California and New York, each dated not more than seven (7) days prior to the Closing Date;

                (d) Legal Opinions.

                        (i) an opinion of A.N. Palizzi, counsel to the Company,
                and addressed to the Documentation Agent and the Banks, substantially in the form of Exhibit D-1; and

                        (ii) an opinion of Dickinson, Wright, Moon, Van Dusen &
                Freeman, special counsel to the Company and addressed to the Documentation Agent and the Banks in substantially the form of Exhibit D-2;


                (e) Payment of Transaction Fees and Expenses. Evidence of payment of all costs, accrued and unpaid fees and expenses (including Attorney Costs) to the extent then due and payable on the Closing Date;

                (f) Certificate. A certificate signed by a Responsible Officer of the Company, dated as of the Closing Date, stating that:

                        (i) the representations and warranties of the Company
                contained in Article V are true and correct on and as of such date, as though made on and as of such date;

                        (ii) no Potential Default or Event of Default exists
                as of the date of such certificate;

                        (iii) no material adverse change in the assets,
                liabilities, business, operations or condition of the Company and its Subsidiaries has occurred since January 25, 1995;

                        (iv) no default has occurred and is continuing in
                respect of any Indebtedness of the Company and its Subsidiaries with an aggregate principal amount in excess of $100,000,000;

                        (v) all consents and approvals required to consummate
                the transactions contemplated by this Agreement have been obtained or waived; and

                        (vi) the Existing Facility has terminated and all
                Indebtedness outstanding thereunder has been satisfied;

                (g) Financial Statements. The financial statements of the Company referred to in Section 5.06;

                (h) Seasonal Credit Facility. The Borrower shall have entered into the Seasonal Credit Facility and the conditions to closing thereunder shall have been satisfied; and

                (i) Other Documents. Such other approvals, options or documents as the Documentation Agent may reasonably request.

        4.02 Conditions to All Borrowings. The obligation of each Bank to make any Loan to be made by it hereunder is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date:

                (a) Notice of Borrowing. In the case of any Loan, the Documentation Agent shall have received a Notice of Borrowing and executed Notes evidencing the requested Loans to the extent required hereby;

                (b) Continuation of Representations and Warranties. The representations and warranties made by the Company contained in
        Article V shall be true and correct on and as of such Borrowing Date with the same effect as if made on and as of such Borrowing Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

                (c) No Existing Default. No Potential Default or Event of Default shall exist or shall result from such Borrowing.

Each Notice of Borrowing submitted by the Company hereunder shall constitute a representation and warranty by the Company, as of the date of each such notice and as of the Borrowing Date relating thereto, that the conditions in
Section 4.02 are satisfied.

                                  ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

        The Company represents and warrants to the Documentation Agent and each Bank that:

        5.01 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and is duly qualified to do business and is in good standing in each additional jurisdiction where failure to so qualify would have an effect which, when taken together with the simultaneous effect of failure to qualify in any other jurisdictions, would in the aggregate have a Material Adverse Effect.

        5.02 Authorization; No Contravention. The execution, delivery and performance of this Agreement and the issuance of the Notes by the Company are within its corporate powers, have been duly authorized by all necessary corporate action, and are not in contravention of any Requirement of Law or of the terms of the

      Company's Articles of Incorporation or by-laws, or of any agreement, undertaking, contract or other obligation to which the Company is a party or by which it is bound.

           5.03 Consents and Approvals. No consent, waiver, approval, notification of, or registration or filing with, any Governmental Authority or any non-governmental Person is required in connection with the execution and delivery by the Company of this Agreement or any Notes or the borrowing by the Company hereunder or in connection with the consummation of any transaction contemplated hereby, except those disclosed in Schedule 5.03 and which the Company has obtained or made.

           5.04 Binding Effect. This Agreement is, and each Note when issued will be, valid, binding and enforceable against the Company in accordance with the terms thereof (subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting the enforcement of creditors' rights and general equitable principles which may limit the right to obtain the remedy of specific performance of executory covenants and other equitable remedies).

           5.05 Litigation. No litigation or governmental proceeding is pending or, to the knowledge of the Company, threatened, against the Company for which sufficient provision has not been made in the financial statements of the Company and which could have a material adverse effect on the Company;s condition or business, financial or otherwise, or which purport to affect or pertain to this Agreement or any of the transactions contemplated hereby.

           5.06 Financial Statements. The balance sheet dated as of January 25, 1995 and the related statements of income and stockholders' equity and cash flow, of the Company and its Subsidiaries contained in the annual report of the Company to its stockholders have been audited and certified by Price Waterhouse, independent certified public accountants, and are complete and accurate in all material respects and present fairly the financial condition of the Company and its Subsidiaries as of the dates of such statements and the results of their operations for the periods covered thereby, in accordance with GAAP, consistently applied. The balance sheet dated as of July 26, 1995 and the related statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries contained in the quarterly report of the Company filed with the U.S. Securities and Exchange Commission (the "SEC") on Form 10-Q are complete and accurate in all material respects and present fairly the financial condition of the Company and its Subsidiaries as of the dates of such statements and the results of their operations for the periods covered thereby, in accordance with GAAP, consistently applied.

           5.07 Use of Proceeds; Margin Regulations. The proceeds of the Loans will be used for general corporate and working capital purposes, including commercial paper backup. After applying the proceeds of any borrowings hereunder, not more than 25% of the value of the assets of the Company and its Subsidiaries will consist of "margin stock" as such term is defined in Regulation G, T, U or X of the Federal Reserve Board. The Company is not generally engaged in the business of purchasing or selling margin stock or extending credit for the purpose of purchasing or carrying margin stock.

           5.08 No Default. No Potential Default or Event of Default exists or would result from the incurring of any Obligations by it.

           5.09 Taxes. The Company has filed all Federal and other material tax returns and reports required to be filed, and has paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company that could, if made, have a Material Adverse Effect.

           5.10 Insurance. The properties and business of the Company are insured in such amounts, with such deductibles and covering such risks as are customarily carried by similar companies of comparable size engaged in similar businesses and owning or operating similar properties in localities where the Company operates.

           5.11 Compliance With Laws. The Company is in compliance with all applicable laws, rules and regulation (including environmental laws, rules and regulations and the Employee Retirement Income Security Act of 1976, as amended, and all regulations thereunder) except where the failure to be in such compliance could not reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE VI

                             AFFIRMATIVE COVENANTS

           The Company covenants and agrees that, so long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied:

           6.01 Payment of Taxes. The Company will pay, when due, all taxes assessed against the Company or its property and all other claims which may become a Lien upon any of its property, except to the extent that (a) the same are being contested in good faith by appropriate proceedings, and (b) adequate reserves for payment thereof have been established in accordance with GAAP.

                          6.02      Insurance.  The Company shall
                 maintain insurance with respect to its properties and business in such amounts, with such deductibles and covering such risks as are customarily carried by similar companies of comparable size engaged in similar businesses and owning or operating similar properties in localities where the Company operates.

                          6.03 Preservation of Corporate Existence, Etc. The Company shall:

                          (a)       preserve and maintain in full force
                          and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation; and

                          (b)       preserve and maintain in full force
                          and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transaction permitted by Section 7.01 and dispositions of assets permitted by Section 7.02.

                          6.04      Maintenance of Property.  The
                 Company shall maintain and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted, and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and except as permitted by Section 7.02.

                          6.05      Compliance with Laws.  The Company
                 shall comply in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business, except such as may be contested in good faith or as to which a bona fide dispute may exist.

                          6.06 Books and Records; Other Information. The Company shall maintain proper books of record and account in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company, and will provide to the Documentation Agent and the Banks such other information as they may reasonably request and which is reasonable available to the Company or can be reasonable computed from the Company's books and records.

                          6.07      Financial Information.  The Company
                 shall deliver to the Documentation Agent for distribution to the Banks (and, if requested, with sufficient copies for each Bank):

                                    (a)     within sixty (60) days after the
                          end of each of the first three (3) fiscal quarters of the Company, copies of (i) the consolidated balance sheet of the Company and its

        Subsidiaries as of the end of such quarter, (ii) the consolidated statement of income of the Company and its Subsidiaries for such quarter and for the period from the end of the most recent fiscal year of the Company through the end of such quarter, (iii) the consolidated statement of cash flows of the Company and its Subsidaries for the period from the end of the most recent fiscal year of the Company through the end of such quarter, all prepared in accordance with GAAP and certified by a Responsible Officer as being a fair statement of results for the periods covered thereby, subject to ordinary year-end audit adjustments;

                (b) concurrently with the delivery of the financial statements referred to in Sections 6.07(a) and (c) a certificate duly completed and executed by a Responsible Officer, as to compliance by the Company with the covenants contained in Sections 7.04 and 7.05 hereof, and stating that no Potential Default or Event of Default then exists (or, if any should then exist, identifying the same and stating any actions being taken by the Company with respect thereto);

                (c) within one hundred twenty (120) days after the end of each fiscal year of the Company, copies of (i) the consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, (ii) the consolidated statement of income of the Company and its Subsidiaries for such fiscal year, and (iii) the consolidated statement of cash flows of the Company and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP and certified by a nationally recognized independent public accounting firm; and

                (d) promptly, copies of all financial statements and reports that the Company sends to its shareholders and copies of all Forms 10K, 10Q and 8K that the Company files with the SEC.

        6.08  Notices.

                (a) The Company shall notify each Bank promptly, but not later than three (3) Business Days after the Company becomes aware thereof, of the occurrence of any Event of Default.

                (b) The Company shall notify the Documentation Agent for distribution to the Banks promptly, but not later than three
        (3) Business Days after the Company becomes aware thereof, of the occurrence of:

                        (i)  any Potential Default;

                 (ii) any Material Adverse Effect or any event or other development which could have a Material Adverse Effect;

                 (iii)  any change in the Debt Rating by Moody's or S&P; or

                 (iv)   any Reportable Event.


                                  ARTICLE VII

                               NEGATIVE COVENANTS

        The Company hereby covenants and agrees that, so long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied:

        7.01 Consolidations and Mergers. The Company shall not merge or consolidate with any other Person, unless:

                 (a) the successor formed by or resulting from such consolidation or merger is the Company or a Subsidiary of the Company (and, if the survivor is a Subsidiary of the Company, such Subsidiary shall affirm the Company's Obligations under the Loan Documents in writing), and

                 (b) no Event of Default or Potential Default shall have occurred and then be continuing or would arise after giving effect thereto.

         7.02 Disposition of Assets. The Company shall not, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing except:

                 (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

                 (b) the sale of equipment to the extent that such equipment is exchanged or credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

                 (c) dispositions of inventory or equipment by the Company to any Subsidiary pursuant to reasonable business requirements; and

        (d) other dispositions of assets having, in any fiscal year of the Company, an aggregate book value not exceeding 10% of the Company's consolidated total assets as of the end of the most recently ended fiscal year of the Company, as reflected in the Company's balance sheet contained in its audited financial statements for such fiscal year;

provided, however, that this Section 7.02 shall not be deemed to prohibit the sale of all, substantially all, or a part of the capital stock or of all, substantially all, or a part of the assets of any Specialty Retail Subsidiary of the Company, even if such an entity is no longer a Subsidiary of the Company, if (x) consideration received is fair market value (as determined by the Company), or (y) the Company's board of directors deems such transaction to be necessary by reason of applicable laws, regulations or governmental policies applicable to the Company.

        7.03 Limitation on Liens. The Company shall not incur any Indebtedness which is secured by a Lien on any assets of the Company whether now owned or hereafter acquired, unless, concurrently with creation of any such Lien securing Indebtedness in an aggregate amount of $50,000,000 or more, the Company shall cause the Obligations and its obligations under the Other Credit Facilities to be equally and ratably secured by the same assets, provided, however, that such restriction shall not apply with respect to any of the following types of Liens:

                (a) Liens for taxes not delinquent or being contested in good faith;

                (b) Liens created in connection with workers' compensation, unemployment insurance and other social security legislation, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money), statutory obligations, surety and appeal bonds and other similar obligations incurred in the ordinary course;

                (c) purchase money mortgages (including vendors' rights under purchase or land contracts or under other agreements whereby title or other interest is retained by the vendor for the purpose of securing the purchase price thereof) on property acquired or constructed after the Closing Date, or the acquisition after the Closing Date of property subject to such a Lien which is limited to such property and was not created in anticipation of such acquisition;

                (d) mortgages on real property which is the sole security for Indebtedness the amount of which does not exceed the greater of the cost of such property and improvements or the fair market value thereof;

                (e) mortgages, security interests and Liens on assets of the Company existing on the Closing Date and set forth on Schedule 7.03, or any refundings or extensions for an amount not exceeding the principal amount of such Indebtedness and applying only to the same property or assets; and

                (f) mortgages, security interests and Liens in connection with indebtedness under industrial revenue bond financings or similar government agency supported financings.

        7.04 EBITDAR Coverage Ratio. The Company shall not permit its ratio of

                (a) EBITDAR (measured as of the end of any fiscal quarter ending after the Closing Date for the four fiscal quarters then ended)

to

                (b) the sum of (i) consolidated net interest expense for such four fiscal quarter period plus (ii) consolidated Rent Expense for such four fiscal quarter period to be less than 1.50 to 1.00.

        7.05 Consolidated Net Worth. The Company shall not permit its Consolidated Net Worth at any time to be less than Four Billion Five Hundred Million Dollars ($4,500,000,000).



                                  ARTICLE VIII

                               EVENTS OF DEFAULT

        8.01 Event of Default. Any of the following shall constitute an "Event of Default":

                (a) Non-Payment of Principal. The Company fails to pay, when and as required to be paid herein, any amount of principal of any Loan and such default shall continue unremedied for a period of two (2) Business Days after the date upon which notice thereof is received by the Company from the Documentation Agent; or

                (b) Non-Payment of Interest or Fees. The Company fails to pay, when and as required to be paid herein, any interest or any fees payable hereunder and such default shall continue unremedied for a period of five (5) Business Days after the date upon which notice thereof is received by the Company from the Documentation Agent; or

                (c)  Specific Defaults. The Company fails to perform or observe
        any  term,  covenant   or  agreement  contained  in Sections 6.02,
        6.03, 6.08(a), 7.01, 7.02 and 7.03; or

                (d)  Other Defaults.   The Company fails  to perform or observe
        any other term or covenant contained in this Agreement and such default shall continue unremedied for a period of thirty (30) days after the date upon which written notice thereof is given to the Company by the Documentation Agent or any Bank; or

                (e) Representation or Warranty. Any representation or warranty by the Company made or deemed made herein proves to have been inaccurate or untrue in any material respect on or as of the date made or deemed made; or

                (f) Cross-Default; Cross-Acceleration. (i) The Company fails to make any payment of principal or interest or fees under any of the Other Credit Facilities when due after taking into account any applicable grace periods, or (ii) by reason of any action taken by the Company with the intent and capacity promptly to satisfy any obligation of the Company resulting therefrom, including, without limitation, the calling for payment by the Company of any of its Indebtedness or the termination by the Company of any of its guaranty obligations, any Indebtedness shall mature or be declared due and payable prior to its stated maturity and such Indebtedness shall remain unpaid for a period of two (2) Business Days thereafter, or (iii) the Company fails to perform or observe any condition or covenant or any other event shall occur or condition exist (other than with respect to matters described under clause (ii) immediately preceding) relating to Indebtedness (other than Indebtedness under the Other Credit Facilities) having an aggregate principal amount
        (including undrawn  committed or available amounts)   of  more   than
        One  Hundred   Million  Dollars ($100,000,000) if the effect  of any
        such failure, event or condition is to cause such Indebtedness to be declared to be due and payable or otherwise become due and payable prior to its stated maturity, or (iv) the Company fails to pay any such other Indebtedness in full at its stated maturity; or

                (g) ERISA. The occurrence of a Reportable Event which the PBGC deems grounds to terminate any employee pension benefit plan or for the appointment of a trustee to administer such plan and such Reportable Event is not corrected and such determination by the PBGC is not revoked within thirty (30) days after notice thereof; or the institution of proceedings by the PBGC to terminate any such plan; or appointment of a trustee to administer any such plan; or

                (h) Monetary Judgments. A final judgment or judgments in excess of One Hundred Million Dollars ($100,000,000) shall be entered against the Company by a court of record and not discharged in accordance with its terms or, within sixty (60) days from the date of entry thereof, stayed from execution and (within said period of sixty (60) days or such longer period during which execution of such judgment(s) shall have been stayed) appeal taken therefrom and execution thereof stayed during such appeal; or

                (i) Insolvency; Voluntary Proceedings. The Company (i) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

                (j) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's properties, and any such proceeding or petition is not dismissed, or such writ, judgment, warrant of attachment, execution or similar process is not released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief is entered in any Insolvency Proceeding; or (iii) the Company acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its business.

        8.02 Remedies. If any Event of Default occurs, the Documentation Agent shall, at the request of, or may, with the consent of, the Required Banks,

                (a) declare the Commitment of each Bank to make Loans to be terminated, whereupon such Commitments shall forthwith be terminated;

                (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable; without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

                (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided, that upon the occurrence of any event specified in Section 8.01(i) or 8.01(j) above (upon the expiration of the 60-day period mentioned therein, if applicable), the Commitment of each Bank shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Documentation Agent or any Bank. Any payments received after the Banks have taken action pursuant to Section 8.02(b) shall be allocated ratably among the Loans.

        8.03 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                                  ARTICLE IX

                           THE DOCUMENTATION AGENT

        9.01 Authorization; "Documentation Agent". Each Bank hereby irrevocably (except as otherwise set forth in Section 9.09) appoints, designates and authorizes the Documentation Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Documentation Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Documentation Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Documentation Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Documentation Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

        9.02 Delegation of Duties. The Documentation Agent may execute any of its duties under this Agreement or any other Loan

Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Documentation Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

        9.03 Liability of Agent-Related Persons. No Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own negligence under or breach or default of its obligations under this Agreement), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Documentation Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Properties, books or records of the Company or any the Company's Subsidiaries or Affiliates.

         9.04    Reliance by Documentation Agent.

         (a) The Documentation Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificated, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversion believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Documentation Agent. The Documentation Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Documentation Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of all of the Banks or the Required Banks, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

         (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter either sent by the Documentation Agent to such Bank for consent, approval, acceptance or satisfaction or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

         9.05 Notice of Default. The Documentation Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Documentation Agent for the account of the Banks, unless the Documentation Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Potential Default or Event of Default and stating that such notice is a "notice of default". The Documentation Agent will notify the Banks of its receipt of any such notice. The Documentation Agent shall take such action with respect to such Potential Default or Event of Default as shall be requested by the Required Banks in accordance with Article VIII; provided, however, that unless and until the Documentation Agent has received any such request, the Documentation Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

         9.06 Credit Decision. Each Bank expressly acknowledges that none of the Agent-Related Persons has made any representation or warranty to it and that no act by the Documentation Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Documentation Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby and made its own decision to enter into this Agreement and extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Documentation Agent, the Documentation Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

        9.07 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata (as determined in accordance with their respective Commitment Percentages) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of the Loans) be imposed on, incurred by or asserted against any such Person any way relating to or arising out of this Agreement or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such Person under or in connection with any of the foregoing; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Documentation Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Documentation Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein to the extent that the Documentation Agent is not reimbursed for such expenses by or on behalf of the Company. The obligation of the Banks in this Section
9.07 shall survive the payment of all Obligations hereunder and the resignation or replacement of the Documentation Agent.

        9.08 Documentation Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Affiliates as though BofA were not the Documentation Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Subsidiaries and

Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary or Affiliate) and acknowledge that the Documentation Agent shall be under no obligation to provide such information to them. With respect to its Loans, the Documentation Agent shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Documentation Agent and the terms "Bank" and "Banks" shall include BofA in its individual capacity. The Banks further acknowledge that BofA acts as documentation agent under the credit facilities described in clauses (a) and (b) of the definition of "Other Credit Facilities".

        9.09 Successor Documentation Agent. The Documentation Agent may, and at the request of the Required Banks shall, resign as Documentation Agent, upon thirty days' notice to the Banks and the Company. If the Documentation Agent resigns under this Agreement, the Required Banks shall appoint from among the Banks a successor Documentation Agent which successor Documentation Agent shall be subject to the reasonable approval of the Company, provided no Event of Default then exists. If no successor Documentation Agent is appointed prior to the effective date of the resignation of the resigning Documentation Agent, the Documentation Agent may appoint, after consulting with the Banks and subject to the approval of the Company, a successor Documentation Agent from among the Banks. Upon the acceptance of its appointment as successor Documentation Agent hereunder, such successor Documentation Agent shall succeed to all the rights, powers and duties of the retiring Documentation Agent and the term "Documentation Agent" shall mean such successor Documentation Agent and the retiring Documentation Agent's appointment, rights, powers and duties in such capacity shall be terminated. After any retiring Documentation Agent's resignation hereunder as Documentation Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Documentation Agent under this Agreement. If no successor Documentation Agent has accepted appointment as Documentation Agent by the date which is thirty days following a retiring Documentation Agent's notice of resignation, the retiring Documentation Agent's notice of resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Documentation Agent until such time, if any, as the Required Banks appoint a successor Documentation Agent as provided for above.

        9.10 Withholding Tax.

        (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Documentation Agent, to deliver to the Documentation
Agent:

                (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two (2) properly completed and executed originals of IRS Form 1001 ("Form 1001") before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two (2) properly completed and executed originals of IRS Form 4224 ("Form 4224") before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement; and

                (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Bank agrees to promptly notify the Documentation Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

        (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to notify the Documentation Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Bank. To the extent of such percentage amount, the Documentation Agent will treat such Bank's IRS Form 1001 as no longer valid.

        (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Documentation Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

        (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Documentation Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Documentation Agent, then the Documentation Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

        (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Documentation Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or properly executed, because such Bank failed to notify the Documentation Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Documentation Agent fully for all amounts paid, directly or indirectly, by the Documentation Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amount payable to the Documentation Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Documentation Agent.

                                  ARTICLE X

                                MISCELLANEOUS


        10.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Required Banks and acknowledged in writing by the Documentation Agent, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks, do any of the following:

                (a) increase the Commitment of any Bank;

                (b) postpone or delay any date fixed for any payment of principal, interest, fees or other amounts due hereunder or under any Loan Document;

                (c) reduce the principal of, or the rate of interest specified herein on any Loan, or of any fees or other amounts payable hereunder or under any Loan Document;

                (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for the Banks or any of them to take any action hereunder;

                (e)     amend this Section 10.01 or Section 2.10;

                (f) extend the Current Commitment Termination Date or the Termination Date; or

                (g)     amend the definition of "Required Banks";

provided, further, that no amendment, waiver or consent shall, unless in writing and consented to and signed by the Documentation Agent, in addition to the Required Banks or all the Banks, as the case may be, affect the rights or duties of the Documentation Agent under this Agreement or any other Loan Agreement.

        10.02   Notices.

        (a) All notices, requests and other communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission) and mailed, faxed, or delivered,
(i) if to the Company, to its address specified on the signature pages hereof,
(ii) if to any Bank, to its Lending Office, and (iii) if to the Documentation Agent, to its address specified on the signature pages hereof; or (iv) as to any party to such other address as shall be designated by such party in a written notice to the other parties.

        (b) All such notices and communications shall, when transmitted by overnight delivery or by facsimile, be effective when delivered for overnight delivery or transmitted by facsimile (to be promptly confirmed by sender by telephone), respectively, or if delivered, upon delivery, except that notices pursuant to Article II or VIII shall not be effective until actually received by the Documentation Agent.

        (c) The Company acknowledges and agrees that any agreement of the Documentation Agent and the Banks in Article II herein to receive certain notices by telephone and facsimile is solely for the convenience and at the request of the Company. The Documentation Agent and the Banks shall be entitled to rely in good faith on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Documentation Agent and the Banks shall not have any liability to the Company or other Person on account of any action taken or not taken by the Documentation Agent and the Banks in good faith reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans or any other Obligations shall not be affected in any way or to any extent by any failure by the Documentation Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Documentation Agent and the Banks of a confirmation which is at variance with the terms conveyed to the Documentation Agent and the Banks in the telephonic or facsimile notice.

        10.03   No Waiver.      No failure to exercise and no delay in
exercising, on the part of the Documentation Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

        10.04   Costs and Expenses.     The Company shall, whether or not the
transactions contemplated hereby shall be consummated:

                (a) pay or reimburse the Documentation Agent on demand for all costs and expenses incurred by the Documentation Agent in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to, this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the Attorney Costs incurred by it with respect thereto; provided, that the allocated cost of internal legal services and the disbursements of internal counsel incurred in connection with the development, preparation, delivery and execution of this Agreement and the other Loan Documents shall not be reimbursed by the Company;

                (b) pay or reimburse each Bank and the Documentation Agent on demand for all reasonable costs and expenses incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies (including in connection with any "workout" or restructuring regarding the Loans or any Event of Default or Potential Default) under this Agreement, any other Loan Document, and any such other documents, including Attorney Costs incurred by the Documentation Agent and any Bank; and

                (c) pay or reimburse the Documentation Agent on demand for all reasonable appraisal (including the allocated cost of internal appraisal services), audit, environmental inspection and review (including the allocated cost of such internal services), search and filing costs, fees and expenses, incurred or sustained by the Documentation Agent in connection with the matters referred to under clause (b) of this Section 10.04.

        10.05   Indemnity.      The Company agrees to indemnify and hold
harmless the Banks, the Documentation Agent, the Arrangers and each director, officer and employee of each of them (each, an "Indemnified Person") from and against any and all actions, suits, proceedings, damages, liabilities or expenses of any kind of nature whatsoever which may be incurred by or asserted against any such Indemnified Person: (a) as a result of the Company's making any untrue statement of a material fact or omitting to state a material fact under or pursuant to the Contract Documents, or the Company's negligence under, or breach or default of, the Contract Documents; or (b) by any third party who has a relationship with the Company and asserts in connection therewith that an Indemnified Person is liable to such third party by reason of the Contract Documents between the Company and the Banks, the Documentation Agent and/or the Arrangers; provided, that no Indemnified Person shall be indemnified with respect to such party's breach, default, negligence or bad faith in performing its duties and obligations under any of the Contract Documents. For purposes hereof, the term "Contract Documents" means the Loan Documents and any further agreements or instruments entered into pursuant to this Agreement. Any Indemnified Person seeking indemnification pursuant hereto with respect to a third party claim must give the Company timely notice of any such claim and cooperate in the defense thereof, and the Company shall have the right to control the defense thereof and, if the same shall not involve any payment or performance by the Indemnified Person, settlement of such claim.

        10.06 Marshalling; Payments Set Aside. Neither the Documentation Agent nor any Bank shall be under any obligation to marshall any assets in favor of the Company or any other Person or against or in payment of any or all of the Obligations. To the extent that the Company makes a payment or payments to the Documentation Agent or the Banks, or the Documentation Agent or the Banks enforce their Liens or exercise their rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party in connection with any Insolvency Proceeding, or otherwise, then to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

        10.07 Successors and Assigns. Subject to Section 10.08 hereof, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Documentation Agent and each Bank.

        10.08  Assignments, Participations, Etc.

        (a) Any Bank may, with the written consent of the Company and the Documentation Agent, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company or the Documentation Agent shall be required in connection with any assignment and delegation by a Bank to a Bank Affiliate of such Bank or to any other Bank) (each an "Assignee") all, or any part of all, of its Loans, its Commitment and the other rights and obligations of such Bank hereunder, in a minimum amount (except with respect to assignments to other Banks or Bank Affiliates) of Ten Million Dollars ($10,000,000); provided, however, that the Company and the Documentation Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until
(A) written notice of such assignment in form and substance satisfactory to the Company and the Documentation Agent, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Documentation Agent by such Bank and the Assignee;
(B) such Bank and its Assignee shall have delivered to the Company and the Documentation Agent an Assignment and Acceptance in the form of Exhibit E ("Assignment and Acceptance"); (C) such Bank or its Assignee shall have paid the processing fee of $3,000 to the Documentation Agent (with only one such fee to be payable in respect of all concurrent assignments made by such Bank to such Assignee regarding this Agreement and such of the Other Credit Facilities as to which BofA acts as documentation agent); and (D) the assigning Bank shall have delivered any Note payable to such Bank to the Documentation Agent.

        (b) From and after the date that the Documentation Agent notifies the assignor Bank that the requirements of Section 10.08(a) are satisfied (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its additional obligations under the Loan Documents.

        (c) Immediately upon each Assignee's making its payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce the Commitment of the assigning Bank pro tanto.

        (d) Any Bank may at any time sell to one or more commercial banks (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "Originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the Originating Bank's obligations under this Agreement shall remain unchanged, (ii) the Originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Company and the Documentation Agent shall continue to deal solely and directly with the Originating Bank in connection with the Originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent as described in clause (b), (c) or (f) of the first proviso to Section 10.01. In the case of any such participation, the Participant shall be entitled to the benefits of Section 3.01, 3.03 and 3.05 but only to the extent it would be entitled to the same if it were also a Bank which is an Eligible Assignee, but shall not have any other rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Company hereunder shall be determined as if such Bank had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and the obligation under Section 2.13 to share any excess payment received by such Participant, all to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

        (e) Each Bank and the Documentation Agent agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" by the Company provided to it by the Company or by the Documentation Agent on the Company's behalf, in connection with this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use or disclose any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement, except to the extent such information (i) was or becomes generally available to the public other than as a result of a disclosure by a party to this Agreement, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; provided, however, that the Documentation Agent or any Bank may disclose such information
(A) at the request or pursuant to any requirement of any Governmental Authority to which the Documentation Agent or such Bank is subject or in connection with an examination of the Documentation Agent or such Bank by any such authority;
(B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; and (D) to the Documentation Agent's or such Bank's independent auditors and other professional advisors in the ordinary course of and within the scope of such advisors' engagements. Notwithstanding the foregoing, the Company authorizes each Bank to disclose to any Participant or Assignee (each, a "Transferee") and to any prospective Transferee, such financial and other information in such Bank's possession concerning the Company or its Subsidiaries which has been delivered to the Documentation Agent or the Banks pursuant to this Agreement or which has been delivered to the Documentation Agent or the Banks by the Company in connection with the Banks' credit evaluation of the Company prior to entering into this Agreement; provided, that unless otherwise agreed by the Company, such Transferee or prospective Transferee agrees in writing to such Bank to Keep such information confidential to the same extent required of the Banks hereunder. Each Bank agrees that its obligations under this Section
      10.08 shall survive any sale or assignment of its interests to a Transferee.

           (f) Notwithstanding any other provision contained in this Agreement or any other Loan Document to the contrary, any Bank may assign all or any portion of the Loans held by it to any Federal Reserve Bank or the United States treasury as collateral security pursuant to Regulation A of the Federal Reserve Board and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans or Notes made by the Company to or for the account of the assigning Bank in accordance with the terms of this Agreement shall satisfy the Company's obligations hereunder in respect to such assigned Loans or Notes to the extent of such payment. No such assignment shall release the assigning Bank from its obligations hereunder. Each Bank agrees to give the Company prompt written notice prior to any disclosure or release of any confidential material pursuant to the first proviso of
      Section 10.08 (e).

           10.09 Set-off. In addition to any rights and remedies of the Banks provided by law, if the Obligations shall have become due and payable in full, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing to, such Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Documentation Agent or such Bank shall have made demand under this Agreement or any Loan Document. Each Bank agrees promptly to notify the Company and the Documentation Agent after any such set-off and application made by such Bank; provided, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section 10.09 are in addition to the other rights and remedies (including other rights of set-off) which such Bank may have.

           10.10 Notification of Addresses, Lending Offices, Etc. Each Bank shall notify the Documentation Agent and the Company in writing of any changes in the address to which notices to the Bank should be directed, of the addresses of any of its Lending Offices of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Documentation Agent or the Company shall reasonably request.

           10.11 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Documentation Agent.

           10.12 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

           10.13 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Banks and the Documentation Agent and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other loan Documents. Neither the Documentation Agent nor any Bank shall have any obligation to any Person not a party to this Agreement or other Loan Documents.

           10.14       Governing Law and Jurisdiction.

           (A) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THEREOF); PROVIDED THAT THE COMPANY, THE DOCUMENTATION AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

           (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE DOCUMENTATION AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE DOCUMENTATION AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE DOCUMENTATION AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

           10.15 Waiver of Jury Trial. THE COMPANY, THE BANKS AND THE DOCUMENTATION AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS AND THE DOCUMENTATION AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRAIL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

           10.16 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Banks and the Documentation Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof, except for the fee letters referenced in Sections 2.09(b) and 2.09(c), and any prior arrangements made with respect to the payment by the Company of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Documentation Agent or the Banks.

      [BALANCE OF PAGE LEFT INTENTIONALLY BLANK; SIGNATURE PAGES FOLLOW.]

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                        KMART CORPORATION
                                        By:   James P. Churillo
                                        Title:   Vice President and Treasurer

                                        Address for Notices:
                                        3100 West Big Beaver Road
                                        Troy, MI  48084
                                        Attn: Treasurer
                                        Facsimile: (810) 643-5398
                                        Telephone: (810) 643-1000

                                        BANK OF AMERICA NATIONAL TRUST
                                        AND SAVINGS ASSOCIATION, as
                                        Documentation Agent

                                        By:  _____________________________
                                        Title:  __________________________

                                        Address for Notices:
                                        1455 Market Street, 12th Floor
                                        San Francisco, CA 94103
                                        Attn:       Agency Management Services
                                        Facsimile:  (415) 622-4894
                                        Telephone:  (415) 953-8501

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                        KMART CORPORATION

                                        By: ______________________________

                                        Title: ___________________________

                                        Address for Notices:
                                        3100 West Big Beaver Road
                                        Troy, MI 48084
                                        Attn: Treasurer
                                        Facsimile: (810) 643-5398
                                        Telephone: (810) 643-1000


                                        BANK OF AMERICA NATIONAL TRUST
                                        AND SAVINGS ASSOCIATION, as
                                        Documentation Agent

                                        By: /S/ DIETMAR SCHIEL

                                        Title: Vice President

                                        Address for Notices:
                                        1455 Market Street, 12th Floor
                                        San Francisco, CA 94103
                                        Attn: Agency Management Services
                                        Facsimile: (415) 622-4894
                                        Telephone: (415) 953-8501

                                  Schedule I


Banca Comerciale Italiana, Chicago Branch

Banca Nazionale del Lavoro S.p.A. - New York Branch

Bankers Trust Company

Bank of America National Trust and Savings Association

The Bank of California, N.A.

Bank of Hawaii

The Bank of New York

The Bank of Tokyo Trust Company

Barnett Bank of South Florida, N.A.

Caisse Nationale de Credit Agricole

Canadian Imperial Bank of Commerce

Comerica Bank

Credit Lyonnais Chicago Branch

Credit Lyonnais Cayman Island Branch

Credit Suisse

The Dai-Ichi Kangyo Bank, Ltd., Chicago Branch

The Daiwa Bank, Limited, New York Branch

Deutsche Bank AG, Chicago and/or Cayman Islands Branches

First Interstate Bank of California

The First National Bank of Boston

The First National Bank of Maryland

First Tennessee Bank National Association

Fleet Bank of Massachusetts, N.A.

The Fuji Bank, Limited

Instituto Bancario San Paolo di Torino S.p.A.

Lloyds Bank Plc

The Long-Term Credit Bank of Japan, Ltd. Chicago Branch

Michigan National Bank

Morgan Guaranty Trust Company of New York

Mitsubishi Trust and Banking Corp.

National City Bank, Columbus

NationsBank, N.A. (Carolinas)

NBD Bank

Royal Bank of Canada

The Sakura Bank, Limited

The Sanwa Bank, Limited, Chicago Branch

Societe Generale

Society National Bank

The Sumitomo Trust & Banking Co., Ltd.
  New York Branch

The Sumitomo Bank, Limited, Chicago
  Branch

The Tokai Bank, Ltd., Chicago Branch

UMB Bank, n.a.

Union Bank

Union Bank of Switzerland - Chicago
  Branch

United States National Bank of Oregon

Yasuda Trust and Banking Company, Limited

                                SCHEDULE 5.03

                            CONSENTS AND APPROVALS


None.

                                SCHEDULE 7.03

                  EXISTING MORTGAGES, SECURITY INTERESTS AND
                        LIENS ON ASSETS OF THE COMPANY


Liens/Security Interests/Mortgages on PACE properties

Current Mortgages existing on Kmart Corporation's properties as of August 23, 1995 was $312 million

Kmart Corporation has guaranteed indebtedness related to certain of its properties financed by industrial revenue bonds. At January 25, 1995, the total amount of such guaranteed indebtedness was $238 million, of which $92 million was included in capital lease obligations.

                                  EXHIBIT A
                         FORM OF NOTICE OF BORROWING


                                               _______________________, 19___

Bank of America National Trust
and Savings Association,
individually and as Documentation Agent
under the 364 Day Credit Agreement referred
to below (the "Documentation Agent")
1455 Market Street, 12th Floor
San Francisco, California 94103
Attn:   Agency Management Services

     Re:   364 Day Credit Agreement dated as of October 5, 1995
           (as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement") among KMART CORPORATION (the "Company"), the Banks named therein and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Documentation Agent


Ladies and Gentlemen:

        The undersigned refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.03 of the Credit Agreement, of the Borrowing specified herein:

        (1) The Business Day of the proposed Borrowing is _______________ __________________, 19___.

        (2)     The aggregate amount of the proposed Borrowing is $__________
        ______________________.

        (3) The proposed Borrowing is to be comprised of [LIBOR] [CD Rate] [Reference Rate] Loans.

        [(4)    The duration of the initial Interest Period for the [LIBOR
        Loans] [CD Rate Loans] included in the proposed Borrowing shall be ________ [months] [days].]

        (5) Payment for this Borrowing is to be made to account number ____________ at the Documentation Agent.

        The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

        (a) the representations and warranties of the undersigned contained in
Article V of the Credit Agreement are true and correct on and as of each such date as if made on and as of each such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

        (b) no Potential Default or Event of Default exists or shall result from such proposed Borrowing.


                                        KMART CORPORATION

                                        By: _____________________

                                        Title: __________________

                                  EXHIBIT B
                  FORM OF NOTICE OF CONVERSION/CONTINUATION


                                                ________________, 19______

Bank of America National Trust
and Savings Association,
individually and as Documentation Agent
under the 364 Day Credit Agreement referred to below (the "Documentation Agent")
1455 Market Street, 12th Floor
San Francisco, California 94103
Attn: Agency Management Services

        Re: 364 Day Credit Agreement dated as of October 5, 1995 (as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement") among KMART CORPORATION (the "Company"), the Banks named therein and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Documentation Agent


Ladies and Gentlemen:

        The undersigned refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.04 of the Credit Agreement, of the [conversion] [continuation] of the Loans specified herein:

        (1) The [Conversion Date] [Continuation Date] is __________, 19__.

        (2) The aggregate amount of the Loans to be [converted] [continued] is $________________.

        (3) The Loans are to be [converted into] [continued as] [LIBOR] [CD Rate] [Reference Rate] Loans.

        (4) Unless the Loans are to be converted into Reference Rate
        Loans, the duration of the Interest Period for the Loans included in the [conversion] [continuation] shall be ______________ [months] [days].

        The undersigned hereby certifies that no Potential Default or Event of Default exists as of the date hereof.

                                                KMART CORPORATION

                                                By:  ______________________

                                                Title:  ___________________

                                  EXHIBIT C
                                 FORM OF NOTE

$_________________                                    _______________, 19__

        FOR VALUE RECEIVED, the undersigned, KMART CORPORATION, a Michigan corporation (the "Company"), hereby promises to pay to the order of _____________________________________________ (the "Bank") the principal sum of _____________________ Dollars ($_________) or, if less, the aggregate unpaid principal amount of the Loans made by the Bank to the Company pursuant to the 364 Day Credit Agreement dated as of October 5, 1995 (as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), among the Company, the Bank, the other banks parties thereto and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Documentation Agent, on the Termination Date.

        The Company also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid at the rates and at the times which shall be determined in accordance with the provisions of the Credit Agreement.

        This promissory note (this "Note") is one of the Company's Notes issued pursuant to and entitled to the benefits of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

        All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in immediately available funds at the office of the Administrative Agent at San Francisco, California or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Each of the Bank and any subsequent holder of this Note agrees that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligation of the Company hereunder with respect to payments of principal or interest on this Note.

        This Note is subject to prepayment as provided in the Credit Agreement. Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

        The Company promises to pay all actual and reasonable costs and expenses, including Attorney Costs, incurred in the collection and enforcement of this Note. The Company and endorsers of this

Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

        THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THEREOF).

        IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year first above written.

                                        KMART CORPORATION


                                        By: ________________________________

                                        Title: _____________________________

                             TRANSACTIONS ON NOTE
                               (REFERENCE RATE)



                                                                AMOUNT
                INTEREST                AMOUNT OF               PRINCIPAL OR            OUTSTANDING
                RATE                    LOAN MADE               PAID BALANCE            PRINCIPAL               NOTATION
DATE            ON LOAN                 THIS DATE               THIS DATE               THIS DATE               MADE BY
------------------------------------------------------------------------------------------------------------------------------------

                             TRANSACTIONS ON NOTE
                                   (LIBOR)



                                                                      AMOUNT
                APPLICABLE          AMOUNT OF                         PRINCIPAL OR         OUTSTANDING
                MARGIN              LOAN MADE        INTEREST         PAID BALANCE         PRINCIPAL               NOTATION
DATE            LIBOR               THIS DATE        PERIOD           THIS DATE            THIS DATE               MADE BY
----------------------------------------------------------------------------------------------------------------------------------

                             TRANSACTIONS ON NOTE
                                  (CD RATE)



                                                                      AMOUNT
                APPLICABLE          AMOUNT OF                         PRINCIPAL OR         OUTSTANDING
                MARGIN              LOAN MADE        INTEREST         PAID BALANCE         PRINCIPAL               NOTATION
DATE            CD RATE             THIS DATE        PERIOD           THIS DATE            THIS DATE               MADE BY
----------------------------------------------------------------------------------------------------------------------------------

                                 Exhibit D-1


                      [Letterhead of A. N. Palizzi, Esq.]



                               October 5, 1995


Bank of America National Trust
and Savings Association,
individually and as Documentation Agent
under the 364 Day Credit Agreement referred to below (the "Documentation Agent")
335 Madison Avenue
New York, New York 10017

        and

The Financial Institutions
listed on Schedule I hereto

Ladies and Gentlemen:

        I am General Counsel to Kmart Corporation, a Michigan corporation ("Kmart"). In my capacity as General Counsel, I am authorized to furnish opinions on behalf of Kmart that may be required in connection with various matters, including that certain 364 Day Credit Agreement dated as of October 5, 1995 (the "Credit Agreement") among Kmart, the financial institutions signatory thereto (the "Banks") and Bank of America National Trust and Savings Association, as Documentation Agent ("Documentation Agent").

        The Credit Agreement and certain Notes dated as of October 5, 1995 payable to certain of the Banks executed and delivered by Kmart thereunder (the "Notes") are hereinafter collectively referred to as the "Transaction Documents." Notes evidencing the obligations of Kmart to repay the Loans under the Credit Agreement that may be issued from time to time by Kmart pursuant to
Section 2.02(b) of the Credit Agreement are hereinafter collectively referred to as "other Notes". Capitalized terms appearing herein but not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

        In rendering the opinions set forth herein, I have examined originals of the Transaction Documents executed by Kmart and originals or copies, certified to my satisfaction, of such (i) certificates of public officials;
(ii) certificates of officers and representatives of Kmart; and (iii) other documents, records and papers, and I have made such inquiries of officers and representatives of Kmart as I have deemed relevant or necessary as the basis for such opinions. I have relied upon, and assume the accuracy of, such certificates and other statements, documents, records, and papers with respect to the factual matters set forth therein and I have assumed the genuineness of all of the signatures (other than the signatures of Kmart) and the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as certified or photostatic copies.

        With your permission, I have further assumed the due authorization, execution and delivery of the Credit Agreement by all of the parties thereto other than Kmart, and that all parties thereto other than Kmart have complied or will comply with all applicable laws and regulations in connection with the consummation of the transactions contemplated thereby. I have also assumed that each of the Transaction Documents and the other Notes is legal, valid, binding and enforceable under the laws of the State of New York, by which each such Transaction Document and other Note is stated to be governed.

        Based on the foregoing and subject to the qualifications stated herein, I am of the opinion that:

        1. Kmart (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly authorized to do business in each jurisdiction in which it owns or leases property and where the failure to do so would have a material adverse effect on its condition (financial or otherwise), properties, business, assets or results of operations; and (iii) has all requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party and under any other Notes which it may issue from time to time.

        2. The execution, delivery and performance by Kmart of each Transaction Document, and the consummation of each of the transactions and performance of each of the obligations on its part contemplated thereby:

                (i) have been duly authorized by all necessary corporate proceedings;

                (ii) are not in contravention of its articles of incorporation, bylaws or other organizational documents;

                (iii) will not violate and provisions of any law, rule, regulation (including any order, writ, judgment, decree, determination or award of any court or governmental instrumentality) presently in effect having applicability to it;

                (iv) will not conflict with or result in a breach of or constitute a default under or tortious interference with any



                                    D/1-2
indenture or loan or credit agreement, or any other agreement or instrument of which I have knowledge, to which it is a party or by which it or any of its properties may be bound (which conflict, breach, default or tortious interference would have a material adverse effect on its condition (financial or otherwise), properties, business, assets or results of operations);

        (v) will not result in or require the creation or imposition of any Lien of any nature upon or with respect to any of the properties now owned or hereafter acquired by it; and

        (vi) except as already applied for or received as of the date hereof, do not require any authorization, consent, certificate, inspection, franchise, approval, license, qualification or formal exemption from, or any filing, declaration or registration with, any court, governmental agency or regulatory authority or any other Person.

        3. Kmart has duly executed and delivered the Transaction Documents, and each such Transaction Document constitutes and each other Note when issued will constitute its valid and binding obligation, enforceable against it in accordance with its respective terms.

        4. There are no actions, suits, proceedings, investigations or judgments before any court, governmental agency or regulatory authority (foreign, Federal, state or local) outstanding, pending, or, to the best of my knowledge and belief, threatened against or in any other way involving or affecting Kmart or its properties, which, if determined adversely to it
(i) would enjoin or otherwise materially interfere with the completion of any of the transactions contemplated by the Transaction Documents or any other Note, or (ii) would materially impair its ability to perform its obligations under the Transaction Documents or any other Note.

        5. To the best of my knowledge after due inquiry, Kmart is not in default with respect to any order of any court, arbitrator or governmental body where such default would have a material adverse effect on its condition (financial or otherwise), properties, business, assets or results of operations, and it is not subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding against it under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters the effect of which could be reasonably expected to have a material adverse effect on its condition (financial or otherwise), properties, business, assets or results of operations.

        6. To the best of my knowledge after due inquiry, Kmart is not in violation of any statute, rule or regulation of any governmental authority where such violation would have a material

                                    D/1-3
adverse effect on its condition (financial or otherwise), properties, business, assets or results of operations.

        7. To the best of my knowledge after due inquiry, there is no existing material default by Kmart under any written contract, lease agreement, or other material agreement to which it is a party or by which any of its assets is bound which has, or could be reasonably expected to have, a material adverse effect upon its condition (financial or otherwise), properties, business, assets or results of operations.

        8. Kmart, is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

        9. Kmart is not a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        The opinions herein expressed are subject to the following limitations and qualifications:

        (a) The enforceability of the rights and remedies of the Documentation Agent and the Banks under each of the Transaction Documents and any other Notes is subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws of general application affecting creditors' rights generally.

        (b) Enforceability of each of the Transaction Documents and any other Notes is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including requirements of reasonableness and good faith in the exercise of rights and remedies under any loan documents, and no opinion is expressed as to any specific remedy that may be granted, imposed or rendered, including equitable remedies such as those of specific performance, receivership and injunction.

        (c) The enforceability of particular rights and remedies provided in the Transaction Documents may be limited by applicable laws, provided, however, that sufficient rights and remedies are available to afford the Documentation Agent and the Banks the practical realization of the benefits afforded by the Transaction Documents and any other Notes.

        Without limitation of the foregoing, I express no opinion: (i) as to any provisions for acceleration of indebtedness or imposition of penalties in the event of, or remedies available for, breaches of the Transaction Documents or any other Notes which might be determined by a court to be non-material (including


                                    D/1-4
material breaches of non-material provisions), or where the enforcement of such provisions or remedies might be found not to have been taken in good faith and in a reasonable manner; (ii) as to remedies available in respect of breaches of the Transaction Documents or any other Notes or provisions for indemnification against liabilities or losses thereunder which breaches, liabilities or losses might be found to be the proximate result of actions or omissions by the Documentation Agent or the Banks; (iii) as to any provisions of the Transaction Documents or any other Notes to the extent such provisions would constitute waivers of rights that may be found to constitute waivers that are against public policy; (iv) as to any provision of the Transaction Documents or any other Notes to the extent that it purports to waive the requirements of good faith, notice and commercial reasonableness under the U.C.C. which requirements cannot be waived by consent; (v) as to provisions in the Transaction Documents or any other Notes which provide for the imposition of penalties, the payment or reimbursement of costs and expenses or the indemnification of claims, losses or liabilities that may be found to be unrelated to the damage suffered by the Documentation Agent or the Banks or in excess of a reasonable amount; (vi) as to any provisions of the Transaction Documents or any other Notes which constitute rights that may be found to be against public policy; (vii) as to the validity of any provision of any Transaction Document or any other Notes which provides for the compounding of interest or payment or accrual of interest on interest; (viii) as to provisions in the Transaction Documents or any other Notes which waive objection to jurisdiction, the manner of service of process, notice or the effects of delay or failure to exercise rights and remedies; (ix) as to the enforceability of Sections 2.11, 2.13, 3.01 and 10.09 of the Credit Agreement pursuant to which payments are to be made without set-off, defenses or counterclaims and free and clear of Taxes; (x) as to any exhibits to the Credit Agreement not mentioned in this letter; and (xi) as to
Section 10.14 of the Credit Agreement and any similar provision of any other Transaction Document or any other Note providing for the application of New York law thereto.

        (d) I am qualified to practice law in the State of Michigan and I do not purport to express any opinion herein concerning any laws other than the laws of the State of Michigan and applicable federal law. In this regard I call to your attention that the Transaction Documents and the other Notes expressly provide that they are to be governed by the laws of the State of New York.

        (e) This opinion is predicated solely upon laws and regulations in existence as of the present date and as they presently apply, and to the facts as they presently exist. I assume no obligation to revise or supplement this opinion should the present laws be changed by legislative action, judicial decision or otherwise.

                                    D/1-5

        Whenever in this opinion I have used the phrase "to the best of our knowledge" (or similar terms), this means the conscious awareness of those attorneys in my department who have active involvement in the preparation of this opinion or who are primarily responsible for providing the response concerning a particular opinion issue or information regarding factual matters.

        This opinion is rendered to you solely for your benefit in connection with the above transactions and may not be relied upon by you for any other purpose or by any other persons without my prior written consent. This opinion is limited to the matters set forth herein and no opinion is intended to be implied or inferred beyond those expressly stated herein.

                                        Very truly yours,




                                    D/1-6

                                                                     Schedule I
                            Financial Institutions


                                  [to come]





                                    D/1-7

                                 EXHIBIT D-2


[letterhead of Dickinson, Wright, Moon, Van Dusen & Freeman]

                               October 5, 1995


Bank of America National Trust
and Savings Association,
individually and as Documentation Agent
under the 364 Day Credit Agreement referred to below (the "Documentation Agent")
335 Madison Avenue
New York, New York 10017

        and

The Financial Institutions
listed on Schedule I hereto

Ladies and Gentlemen:

        We have acted as special counsel to Kmart Corporation, a Michigan corporation ("Kmart"), in connection with the following agreements and documents and the transactions contemplated thereby:

        (i) that certain 364 Day Credit Agreement dated as of October 5, 1995 by and among Kmart, the financial institutions signatory thereto, (the "Banks") and the Documentation Agent (the "Credit Agreement"); and

        (ii) those certain Notes dated as of October 5, 1995 payable to certain of the Banks, executed and delivered by Kmart thereunder (the "Notes").

        The Credit Agreement and the Notes are hereinafter collectively referred to as the "Transaction Documents." Notes evidencing the obligation of Kmart to repay the Loans under the Credit Agreement that may be issued from time to time by Kmart pursuant to Section 2.02(b) of the Credit Agreement are hereinafter collectively referred to as "other Notes". Capitalized terms appearing herein but not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. Pursuant to Section 4.01(d) of the Credit Agreement, this opinion is delivered to you upon the instruction of Kmart.

        In rendering the opinions set forth herein, we have examined originals of the Transaction Documents executed by Kmart and originals or copies, certified to our satisfaction, of such (i) certificates of public officials; (ii) certificates of officers and representatives of Kmart; and (iii) other documents, records and papers, and we have made such inquiries of officers and representatives of such entity, as we have deemed relevant or necessary as the basis for such opinions. We have relied upon, and assume the accuracy of, such certificates and other statements, documents, records and papers with respect to the factual matters set forth therein and we have assumed the genuineness of all of the signatures (other than the signatures of Kmart) and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies. We have further assumed that negotiations with respect to the transactions contemplated by the Transaction Documents took place in the State of New York and that the Notes have been delivered by Kmart for value to the Documentation Agent in New York.

        With your permission, we have further assumed the due authorization, execution and delivery of the Credit Agreement by all of the parties thereto other than Kmart, and that all parties thereto other than Kmart have complied or will comply with all applicable laws and regulations in connection with the consummation of the transactions contemplated thereby. We have also assumed that each of the Transaction Documents and the other Notes is legal, valid, binding and enforceable under the laws of the State of New York, by which each such Transaction Document and other Note is stated to be governed.

        Based on the foregoing and subject to the qualifications stated herein, we are of the opinion that:

        1. Kmart has duly executed and delivered the Transaction Documents, and each such Transaction Document constitutes and each other Note when issued will constitute the valid and binding obligation of Kmart, enforceable against it in accordance with its respective terms.

        2. The state of the law in Michigan makes it impossible to set forth with assurance a single conflict of laws rule applicable to contract cases. In general, Michigan courts historically have followed the approach of the Restatement of Conflict of Laws, Section 332 (1934), by holding that the local law of the place of formation of a contract governs the nature, validity, effect, and obligation thereof. Bissell v. Lewis, 4 Mich. 450 (1857); Palmer National Bank v. Van Doren, 260 Mich. 310 (1932); Rubin v. Gallagher, 294 Mich. 124 (1940); Waldorf v. KMS Industries, Inc., 25 Mich. App. 20 (1970); Vanderveen's Importing Co. v. Keramische Industrie M.de Wit, 199 Mich. App. 359, 364 (1993). In determining the place of formation of a contract, Michigan courts apply the local law of Michigan, the lex fori. House v. Lefebvre, 303 Mich. 207 (1942). Michigan law indicates

                                    D/2-2
that a contract is formed at the place where the last act necessary to make it a binding agreement took place. Ohio v. Eubank, 295 Mich. 230 (1940).

        Another line of Michigan authority recognizes an exception to the foregoing general rule. These cases state that a contract, formed in one state but to be performed in another, is governed by the local law of the place of performance. Douglas v. Paine, 141 Mich. 485 (1905); George Realty Co. v. Gulf Refining Co., 275 Mich. 442 (1936); Podlaha v. MRI, Inc., 71 Mich. App. 1
(1988). These cases are variants of the rule of the Restatement, Section 358.

        Since 1962, the general conflict of laws fule applicable to matters governed by the Uniform Commercial Code of Michigan ("UCC") has presumably been stated by Section 1-105 of the UCC, M.C.L. Section 440.1105, which currently provides in pertinent part that "when a transaction bears a reasonable relation to this state and also to another state or nation the parties may agree that the law either of this state or of such other state or nation shall govern their rights and duties." The Michigan Court of Appeals has recently applied this section, for the first time in a reported decision of which we are aware, to validate the parties' choice of another State's law as the law applicable to a contract governed by the Uniform Commercial Code. Zantop International Airlines, Inc. v. Eastern Airlines, 200 Mich. App. 344, 351-352 (1993). Federal courts applying Michigan law have expressed the view that Section 1-105 may be regarded as a validation of party autonomy in choice of law matters (applicable even beyond the precise scope of the UCC itself). See, e.g., Homac, Inc. v. DSA Financial Corp., 661 F. Supp. 776, 784 (E.D. Mich. 1987). Even prior to adoption of Section 1-105, however, Michigan conflict of laws decisions would sometimes respect the choice of law made by the parties provided that the transaction bore a reasonable relationship to the jurisdiction selected and that the parties were acting in good faith. Millar v. Hilton, 189 Mich. 635, 641 (1915) (dictum); Rubin V. Gallagher, 294 Mich. 124 (1940); Russell v. Pierce, 121 Mich. 208 (1899); Home Savings v. Mason, 127 Mich. 676 (1901). See also, Mott v. Rowland, 85 Mich. 561, 566-68 (1891).

        The Michigan Supreme Court recently has suggested, however, that Michigan courts henceforth will no longer be bound to apply the bright-line rules of the First Restatement in determining choice of law issues in contract cases. In Chrysler Corporation v. Skyline Industrial Services, Inc., 448 Mich. 113 (1995), the Supreme Court characterized the rigid "law of the place of contracting" approach as "formalism", 448 Mich. at 124, which "may prove unworkable under certain factual situations . . . ." 448 Mich. at 124 n.28.
Instead, the Court looked to the Restatement of

                                    D/2-3

Conflicts of Laws, Second, Sections 187-188 (1971, 1988),(1) as providing
"a sound basis" for moving to a more modern approach emphasizing an examination of relevant contacts and policies of the interested states (in this case, Illinois and Michigan). 448 Mich. at 124. At the same time, the Court recognized the existence of significant criticisms of the Second Restatement approach, 448 Mich. at 124 n.28, and expressly declined to abandom the "law of the place of contracting" as a basis for decision. Ibid. Rather, the Court emphasized its concern to balance parties' expectations and the interests of the affected States in resolving specific choice of law problems. In the event, the Court applied the principles of Sections 187 and 188 of the Second Restatement, reversed the Court of Appeals' decision and validated the parties' express choice of Michigan law, notwithstanding the Illinois Supreme Court's characterization of the competing Illinois statute involved as a "fundamental policy" of Illinois. 448 Mich. at 130-131, notes 44 & 45. See, Restatement Second Section 187(2)(b); Section 187 comment g.

        In this transaction, the Transaction Documents and the other Notes provide that they are to be governed by and construed in accordance with New York law. As noted above, with your permission we have assumed that the Transaction Documents were negotiated in significant part in New York and the Notes were delivered for value by Kmart to the Documentation Agent in New York. Moreover, it appears that the selection of New York law as the governing law of the Transaction Documents and the other Notes was the product of negotiation by the parties, undertaken in good faith. In addition, the sophistication of the parties (each advised by counsel) and the commercial nature and significant principal amount of the Credit Agreement all suggest that the correct result as a matter of sound public policy. The foregoing facts suggest the existence of a reasonable basis for the parties' choice of New York law and, subject to the opinions, limitations and qualifications set forth below, we are aware of no

---------------------

(1) Under Sections 187 and 188 of the Second Restatement, the court will apply the law of the state expressly chosen by the parties to govern their contractual rights and duties if the particular issue could have been resolved by the parties by an explicit agreement provision directed to that issue, and also with respect to other issues unless either (a) the chosen state has no substantial relation to the parties or the transaction and there is no other reasonable basis for the parties' choice, or (b) application of the chosen state's law would be contrary to a fundamental policy of a state which has a materially greater interest than the chosen state in the determination of the particular issue and which other state would be, in the absence of an effective choice by the parties, the state of the applicable law (because with respect to that issue it had the most significant relationship to the transaction and the parties).

                                    D/2-4
fundamental policy of Michigan which would be contravened by the application of New York law to the Transaction Documents. In light of the foregoing, and notwithstanding the fact that the Credit Agreement provides for disbursement and repayment of the Loans at the Payment Office of the Documentation Agent in California, while the question is not free from doubt, we are of the opinion that the choice of New York law set forth in the Transaction Documents and the other Notes should be recognized and given effect in any action or proceeding by any party to the Transaction Documents in the State of Michigan arising out of or relating to any of the Transaction Documents or any other Notes. If nevertheless a court were to apply Michigan law as the governing law of the Transaction Documents and the other Notes, each of the Transaction Documents and each other Note when issued would be legal, valid, binding and enforceable under the laws of the State of Michigan.

        3. The rates of interest applicable to the obligations of Kmart under the Credit Agreement do not violate any law, rule or regulation of the State of Michigan prescribing a maximum rate of interest. We call to your attention, however, that the Michigan criminal usury statute makes it unlawful to knowingly charge, take or receive interest on a loan at a rate exceeding 25% per annum.

        The opinions herein expressed are subject to the following limitations and qualifications:

        (a) The enforceability of the rights and remedies of the Documentation Agent and the Banks under each of the Transaction Documents and any other Notes is subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws of general application affecting creditors' rights generally.

        (b) Enforceability of each of the Transaction Documents and any other Notes is subject to general principles of equity (regardless of whether such enforceability is considered in proceeding in equity or at law), including requirements of reasonableness and good faith in the exercise of rights and remedies under any loan documents, and no opinion is expressed as to any specific remedy that may be granted, imposed or rendered, including equitable remedies such as those of specific performance, receivership and injunction.

        Without limitation of the foregoing, we express no opinion: (i) as to any provision for acceleration of indebtedness or imposition of penalties in the event of, or remedies available for, breaches of the Transaction Documents or any other Notes which might be determined by a court to be non-material (including material breaches of non-material provisions), or where the enforcement of such provisions or remedies might be found not to have been taken in good faith and in a reasonable manner; (ii) as to remedies available in respect of breaches of the Transaction

                                    D/2-5

         Documents or any other Notes or provisions for indemnification against liabilities or losses thereunder which breaches, liabilities or losses might be found to be the proximate result of actions or omissions by the Documentation Agent or the Banks;
         (iii) as to any provision of the Transaction Documents to the extent such provisions would constitute waivers of rights that may be found to constitute waivers that are against public policy; (iv) as to any provision of the Transaction Documents or any other Notes to the extent that it purports to waive the requirements of good faith, notice and commercial reasonableness under the U.C.C. which requirements cannot be waived by consent;
         (v) as to provisions in the Transaction Documents or any other Notes which provide for the imposition of penalties, the payment or reimbursement of costs and expenses or the indemnification of claims, losses or liabilities that may be found to be unrelated to the damage suffered by the Documentation Agent or the Banks or in excess of a reasonable amount; (vi) as to any provisions of the Transaction Documents or any other Notes which constitute rights that may be found to be against public policy; (vii) as to the validity of any provision of any Transaction Document or any other Notes which provides for the compounding of interest or payment or accrual of interest on interest; (viii) as to provisions in the Transaction Documents or any other Notes which waive objection to jurisdiction, the manner of service of process, notice or the effects of delay or failure to exercise rights and remedies; (ix) as to the enforceability of Sections 2.11, 2.13, 3.01 and 10.09 of the Credit Agreement pursuant to which payments are to be made without set-off, defenses or counterclaims and free and clear of Taxes; and (x) as to any exhibits to the Credit Agreement not mentioned in this letter.

              (c) We are qualified to practice law in the State of Michigan and we do not purport to express any opinion herein concerning any laws other than the laws of the State of Michigan and applicable federal law. In this regard, we have noted that the Transaction Documents and the other Notes expressly provide that they are to be governed by the laws of the State of New York.

              (d) This opinion is predicated solely upon laws and regulations in existence as of the present date and as they presently apply, and to the facts as they presently exist. We assume no obligation to revise or supplement this opinion should the present laws be changed by legislative action, judicial decision or otherwise.

              Whenever in this opinion we have used the phrase "to the best of our knowledge" (or similar terms), this means the conscious awareness of those attorneys in the Firm who have active involvement in the preparation of this opinion or who are primarily responsible for providing the response concerning a particular opinion issue or information regarding factual matters.





                                     D/2-6

              This opinion is rendered to you solely for your benefit in connection with the above transactions and may not be relied upon by you for any other purpose or by any other persons without prior written consent. This opinion is limited to the matters set forth herein and no opinion is intended to be implied or inferred beyond those expressly stated herein.


                                       Very truly yours,


                                     D/2-7

                                                                      SCHEDULE I

                             Financial Institutions

                                   [to come]



                                     D/2-8

                                  EXHIBIT E
                 FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

        This ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") dated as of _________________, 19___ is made between ______________________________________
_____________________ (the "Assignor") and ____________________________________
___________________ (the "Assignee").

                                   RECITALS

        WHEREAS, the Assignor is party to that certain 364 Day Credit Agreement dated as of October 5, 1995 among KMART CORPORATION, a Michigan corporation (the "Company"), the banks named therein (including the Assignor, the "Banks") and Bank of America National Trust and Savings Association, as Documentation Agent (as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings;

        [WHEREAS, as provided under the Credit Agreement, the Assignor has committed to make Loans (the "Loans") to the Company in an aggregate principal amount at any one time outstanding not to exceed ____________________________ ($__________) (the "Aggregate Commitment");]

        WHEREAS, [the Assignor has made Loans in the aggregate outstanding principal amount of $___________ to the Company] [no Loans are outstanding under the Credit Agreement]; and

        WHEREAS, the Assignor wishes to assign to the Assignee [all] [part of] the rights and obligations of the Assignor under the Credit Agreement in respect of [its Aggregate Commitment] [together with a corresponding portion of each of its oustanding Loans,] in an amount equal to $___________ (the "Assigned Amount") on the terms listed on Schedule I hereto and subject to the conditions set forth herein, and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

        NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

        1.  Assignment and Assumption.

        (a) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, the Assigned Amount, which shall be equal to _____ percent (_____%) (the "Assignee's Percentage Share") of all of the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the Assignee's Percentage Share of [the Aggregate Commitment] [and any outstanding Loans]. The Sale, assignment, purchase and assumption set forth in this Section 1(a) shall be without recourse to, or representation or warranty (except as expressly provided in this Agreement) by, the Assignor.

        (b) With effect on and after the Effective Date, the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Bank under the Credit Agreement, including the requirements concerning confidentiality[, with a Commitment in an amount equal to the Assigned Amount]. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee.

        [(c) After giving effect to the assignment and assumption, on the Effective Date the Assignee's Commitment will be $__________. After giving effect to the assignment and assumption, on the Effective Date the Assignor's Commitment will be $__________.]

        2. Payments.

        (a) As consideration for the sale and assignment contemplated in
Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $___________, representing the Assignee's Percentage Share of the principal amount of all Loans previously made, and currently owned, by the Assignor to the Company under the Credit Agreement and outstanding on the Effective Date.

        (b) The Documentation Agent has received a processing fee in the amount of $3,000.

        (c) To the extent payment to be made by the Assignee pursuant to
Section 2(a) hereof is not made when due, the Assignor shall be entitled to recover from the Assignee such amount together with interest thereon at the Federal Funds Rate per annum accruing from the date such amounts were due.

        3. Reallocation of Payments.

        Any interest, commissions, fees and other payments accrued to but excluding the Effective Date with respect to the Loans [and the Assignor's Commitment], shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, commissions, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding two sentences and pay to the other party any such amounts which it may receive promptly upon receipt. The Assignor's and the Assignee's obligations to make the payments referred to in this Section 3 are non-assignable.

        4. Independent Credit Decision.

        The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the financial statements referred to in Section 6.01 thereof, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Agreement; and (b) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

        5. Effective Date; Notices.

        (a) The effective date for this Agreement is _______________ (the "Effective Date"); provided, that the following conditions precedent have been satisfied on or before the Effective Date:

                (i) this Agreement shall be executed and delivered by the Assignor and the Assignee;

                [(ii) the consent of the Company and the Documentation Agent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;]

                (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Agreement; and

                (iv) the processing fee referred to in Section 2(b) of this Agreement and in Section 10.08(a) of the Credit Agreement shall have been paid by the [Assignor] [Assignee] to the Documentation Agent.

        (b) Promptly following the execution of this Agreement, the Assignor shall deliver to the Documentation Agent for acceptance and recording by the Documentation Agent, such notices, agreements or other documents as may be required under the Credit Agreement.

        6. Agent.

        The Assignee hereby appoints and authorizes the Documentation Agent to take such action as Documentation Agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Documentation Agent by the Banks pursuant to the terms of the Credit Agreement.

        7. Withholding Tax.

        If the Assignee is a foreign person within the meaning of the Code, the Assignee agrees to comply with Section 9.10 of the Credit Agreement as if the Effective Date were the Closing Date of the Credit Agreement and, if such Assignee fails to comply with Section 9.10 of the Credit Agreement, then this Agreement shall not become effective.

        8. Representations and Warranties.

        (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any lien, security interest or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Agreement, and apart from any agreements or undertaking or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

        (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Company or any Subsidiary or the performance or observance by the Company of any of its obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

      (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Agreement; and apart from any agreements or undertaking or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance;
(iii) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, except subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee under the Credit Agreement.

      9.   Further Assurances.

      The Assignor and the Assignee each hereby agrees to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Agreement, including, without limitation, the delivery of any notices or other documents or instruments to the Company or the Documentation Agent which may be required in connection with the assignment and assumption contemplated hereby.

      10.  Indemnity.

      The Assignee agrees to indemnify and hold harmless the Assignor against any and all losses, costs, expenses (including, without limitation, Attorney Costs) and liabilities incurred by the Assignor in connection with or arising in any manner from the non-performance by the Assignee of any obligation assumed by the Assignee under this Agreement.

      11.  Miscellaneous.

      (a) Any amendment or waiver of any provision of this Agreement shall be in writing signed by the parties hereto, and consented to in writing by the Documentation Agent. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Agreement shall be without prejudice to any rights with respect to any other or further breach hereof.

      (b) All payments made hereunder shall be made without any set-off or counterclaim.

      (c) All communications among the parties or notices in connection herewith shall be in writing (including facsimile transmission or telex) and delivered, telexed or telecopied, addressed as follows: (i) if to the Assignor or the Assignee, at their respective addresses set forth on the signature pages hereof and (ii) if to the Company or the Documentation Agent, at their respective addresses set forth in the Credit Agreement or any other documents or instruments delivered pursuant thereto. All such communications and notices shall be effective upon receipt. The Assignee specifies as its Lending Office the office set forth beneath its name on the signature pages hereof.

      (d) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement.

      (e) The representations and warranties made herein shall survive the consummation of the transactions contemplated hereby.

      (f) This Agreement shall be binding upon and inure to the benefit of the Assignor and the Assignee and their respective successors and assigns; provided, however, that no party shall assign its rights hereunder without the prior written consent of the other party and any purported assignment, absent such consent, shall be void. The preceding sentence shall not limit the right of the Assignee to assign or participate all or part of the Assignee's Percentage Share and the Assigned Amount and any outstanding Loans attributable thereto in accordance with and subject to the Credit Agreement.

      (g) The Assignor may at any time or from time to time grant to others assignments or participations in Assignor's Aggregate Commitment or the Loans but not in the portions thereof assigned to the Assignee pursuant to this Agreement.

      (h) This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

      (i) This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Each party to this Agreement hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

      (j) This Agreement and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto, constitute the entire agreement and understanding between the parties hereto and supersede any and all prior agreements and understandings related to the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Agreement shall prevail.

      (k) In the event of any inconsistency between the provisions of this Agreement and Schedule I hereto, this Agreement shall control. Headings are for reference only and are to be ignored in interpreting this Agreement.

      (l) The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

      (m) The Assignor and the Assignee each hereby knowingly, voluntarily and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with this Agreement, the Credit Agreement, any related documents and agreements or any related course of conduct, course of dealing or statements (whether oral or written).

      IN WITNESS WHEREOF, the Assignor and the Assignee have caused this agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                                    ___________________________
                                                    Assignor

                                                    By:________________________

                                                    Title:_____________________

                                                    Address for Notices:

                                                    Lending Office:

                                                    Address for Payments

                                                    [Address]

                                                    Assignee

                                                    By:
                                                    Title:

                                                    Address for Notices:

                                                    Lending Office:

                                                    Address for Payments
                                                    [Address]

                                  SCHEDULE I
                                      TO
                     ASSIGNMENT AND ASSUMPTION AGREEMENT

1.    Company:

2.    Date of Credit Agreement:

3.    Assignor:

4.    Assignee:

5.    Date of Assignment Agreement:

6.    Effective Date:

7.    Assignee's Share

(a)   Assignee's Percentage Share

(b)   Assigned Amount

8.    Fees:                                         Payment by Company
                                                    to Assignee
      Facility Fee

                                                    Payment by Company
9.    Interest:                                     to Assignee

      (i)        Reference Rate Loan(s)

      (ii)       LIBOR Loan(s)

      (iii)      CD Rate Loan(s)

10.   Payment Instructions:

      Assignor:

      Assignee:

11.   Other Information:

                                 SCHEDULE II
                 FORM OF NOTICE OF ASSIGNMENT AND ACCEPTANCE


                              ______________, 19__

Bank of America National Trust
  and Savings Association,
  as Documentation Agent
1455 Market Street, 12th Floor
San Francisco, California 94103
Attention:      Agency Management Services

Kmart Corporation
3100 West Big Beaver Road
Troy, Michigan 48084
Attention:      Treasurer

Ladies and Gentlemen:

        We refer to the 364 Day Credit Agreement dated as of October 5, 1995 (as amended, supplemented or modified from time to time, the "Credit Agreement") among Kmart Corporation (the "Company"), the Banks referred to therein and Bank of America National Trust and Savings Association, as Documentation Agent. Terms defined in the Credit Agreement are used herein as therein defined.

        1. We hereby give you notice of [, and request the consent of the Company and the Administrative Agent to,] the assignment by __________________ (the "Assignor") to _________________________ (the "Assignee") of ___% of the
right, title and interest of the Assignor in and to the Credit Agreement (including, without limitation, the right, title and interest of the Assignor in and to [the Commitment of the Assignor and] all outstanding Loans made by the Assignor) (the "Assigned Amount") pursuant to that certain Assignment and Assumption Agreement, dated as of ______________, 19__ (the "Assignment and Assumption Agreement"), by and between Assignor and Assignee. Before giving effect to such assignment [the Assignor's Commitment is $___________, and] the aggregate principal amount of its outstanding Loans is $___________.

        2. The Assignee agrees that [, upon receiving the consent of the Company and the Administrative Agent to such assignment and] from and after the Effective Date (as such term is defined in Section 5 of the Assignment and Assumption Agreement), the Assignee will be bound by the terms of the Credit Agreement, with respsect to the interest in the Credit Agreement assigned to it as specified above, as fully and to the same extent as if the Assignee were the Bank originally holding such interest in the Credit Agreement. The

Assignor and the Assignee agree that any interest, fees and other payments accrued to but excluding the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee.

        3. The following administrative details apply to the Assignee:

        (A) Lending Office:

                Assignee name: ________________
                Address: ______________________
                         ______________________
                Attention: ____________________
                Telephone: (   ) ______________
                Telecopier: (   ) _____________

        (B) Notice Address:

                Assignee name: ________________
                Address: ______________________
                         ______________________
                Attention: ____________________
                Telephone: (   ) ______________
                Telecopier: (   ) _____________

        (C) Payment Instructions:

                Account No.: __________________
                     At:     __________________
                             __________________
                             __________________

                Reference: ____________________
                Attention: ____________________

        IN WITNESS WHEREOF, the Assignor and the Assignor have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

                                        Very truly yours,

                                        [Name of Assignor]

                                        By:_______________________________

                                        Title:____________________________


                                        [Name of Assignee]

                                        By:_______________________________

                                        Title:____________________________

[Agreed and Consented to this
_____ day of ___________, 19___.


KMART CORPORATION

By:_____________________________

Title:__________________________

Agreed and Consented to this
_____ day of ___________, 19___.

BANK OF AMERICA NATIONAL TRUST
  AND SAVINGS ASSOCIATION,
  as Documentation Agent

By:_____________________________

Title:__________________________]